UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C

(RULE 14c-101)

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

Of the Securities Exchange Act of 1934

(Amendment No.                 )

Check the appropriate box:

[ ]	Preliminary information statement.

[ ]	Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2)).

[X]	Definitive information statement.

Six Circles Trust

(Name of Registrant as Specified in its Charter)

Payment of filing fee (check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	(1)	Amount previously paid:

	(2)	Form, schedule or registration statement no.:

	(3)	Filing party:

	(4)	Date filed:

SIX CIRCLES TRUST

Six Circles Credit Opportunities Fund

383 Madison Avenue

New York, New York 10179

Collect (212) 464-2070

July 23, 2021

Dear Shareholder,

The attached information statement contains important information about a new sub-advisory arrangement for the Six Circles Credit Opportunities Fund (the “Fund”), a series of the Six Circles Trust (the “Trust”).

On April 26, 2021, J.P. Morgan Private Investments Inc. (the “Adviser”), the Fund’s investment adviser, entered into an amendment to the Investment Sub-Advisory Agreement (the “Amended Sub-Advisory Agreement”) with Pacific Investment Management Company LLC (“PIMCO”), pursuant to which PIMCO has been engaged by the Adviser, with the approval of the Trust’s Board of Trustees, to serve as a sub-adviser to the Fund.

After careful consideration at a meeting held on April 22, 2021, the Trust’s Board of Trustees approved the Amended Sub-Advisory Agreement between the Adviser and PIMCO and determined that the terms and conditions of the Amended Sub-Advisory Agreement are fair to, and in the best interests of, the Fund and its shareholders. Specifically, PIMCO has been engaged by the Adviser to serve as a sub-adviser to the Fund.

As a matter of regulatory compliance, we are sending you this information statement. Please read this information statement carefully. It describes the current management structure of the Fund and the Trust, the terms of the Amended Sub-Advisory Agreement, factors considered by the Trust’s Board of Trustees in approving the Amended Sub-Advisory Agreement, and other related information.

The information statement is for your information only. You are not required to take any action. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

The information statement is being mailed on or about July 23, 2021.

Should you have any questions or need additional information, please call the Fund collect at 1-212-464-2070.

Sincerely,

Mary Savino

President, Six Circles Trust

July 23, 2021

SIX CIRCLES TRUST

Six Circles Credit Opportunities Fund

383 Madison Avenue

New York, New York 10179

Collect (212) 464-2070

INFORMATION STATEMENT

Important Notice Regarding the Availability of this Information Statement.

This information statement is available at

http://www.sixcirclesfunds.com.

This information statement is being furnished to shareholders of the Six Circles Credit Opportunities Fund (the “Fund”), a series of Six Circles Trust (the “Trust”), a Delaware statutory trust, in lieu of a proxy statement, pursuant to the terms of an exemptive order from the Securities and Exchange Commission (the “SEC”) on which the Trust and its investment adviser may rely. J.P. Morgan Private Investments Inc. (the “Adviser”) is the Fund’s investment adviser.

Under the Investment Company Act of 1940, as amended (the “1940 Act”), shareholder approval is generally required to enter into or materially amend sub-advisory agreements. The exemptive order permits the Adviser to enter into and materially amend sub-advisory agreements for the Fund, subject to approval of the Trust’s Board of Trustees (the “Board”), without also obtaining shareholder approval. This information statement is being furnished to notify you that the Adviser has entered into an amended sub-advisory agreement for the Fund.

On April 26, 2021, the Adviser entered into an amendment to the Investment Sub-Advisory Agreement (the “Amended Sub-Advisory Agreement”) with Pacific Investment Management Company LLC (“PIMCO”). Pursuant to the Amended Sub-Advisory Agreement, PIMCO will serve as a sub-adviser to the Fund.

The Amended Sub-Advisory Agreement was approved by the members of the Board (each, a “Trustee”), including a majority of the Trustees who are not parties to the agreement or “interested persons”, as defined in the 1940 Act, of any such parties (the “Independent Trustees”) at a meeting held on April 22, 2021. After careful consideration, the Board determined that entering into the Amended Sub-Advisory Agreement was in the best interests of the Fund and its shareholders and approved the Amended Sub-Advisory Agreement. The Amended Sub-Advisory Agreement is substantially similar to the existing sub-advisory agreements between the Adviser and the Fund’s current sub-advisers. For more information about the Amended Sub-Advisory Agreement and related matters, please review this information statement and the Investment Sub-Advisory Agreement attached to it as Annex A.

Please read this information statement carefully, as it contains important information.

THIS DOCUMENT IS FOR YOUR INFORMATION ONLY. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. YOU ARE NOT REQUIRED TO TAKE ANY ACTION.

THE ADVISORY AGREEMENT

The Trust has retained the Adviser to act as investment adviser to the Six Circles Credit Opportunities Fund (the “Fund”) pursuant to an Investment Advisory Agreement with the Six Circles Trust (the “Trust”) dated June 22, 2018, as amended to add the Fund as a series, as of July 27, 2020 (the “Advisory Agreement”). Under the Advisory Agreement, subject to the general supervision of the Board, the Adviser is responsible for managing the investment operations of the Fund and the composition of the holdings of the Fund. Except as delegated to one or more sub-advisers (each, a “Sub-Adviser” and, together, the “Sub-Advisers”) (who may in turn delegate to sub-sub-advisers), as discussed below, the Adviser is responsible for managing the purchase, retention and disposition of the Fund’s investments.

As compensation for the services rendered, the Fund has agreed to pay the Adviser a management fee of 0.75% as a percentage of average daily net assets. The Adviser has contractually agreed through at least April 30, 2022, to waive any of its management fees that exceed the aggregate management fees the Adviser is contractually required to pay the Fund’s Sub-Advisers (the “Management Fee Waiver”). Thereafter, the Management Fee Waiver will continue for subsequent one-year terms unless terminated in accordance with its terms. Additionally, the Adviser has contractually agreed through at least April 30, 2022, to reimburse Fund expenses in excess of certain thresholds.

During the prior fiscal year, the aggregate amount of investment advisory fees paid by the Fund to the Adviser was $1,089,934 before fee waivers and $0 after fee waivers.

The Advisory Agreement provides that the Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the performance of the agreement, except a loss resulting from willful misfeasance, bad faith, or gross negligence on the part of the Adviser in the performance of its duties, or from reckless disregard by it of its duties and obligations thereunder, or a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services.

The investment advisory services that the Adviser provides to the Fund are not exclusive under the terms of the Advisory Agreement. The Adviser is free to and does render similar investment advisory services to others. The Adviser serves as investment adviser to other pooled investment vehicles. The accounts which are managed or advised by the Adviser have varying investment objectives, and the Adviser invests assets of such accounts in investments substantially similar to, or the same as, those which constitute the principal investments of the Fund. Such accounts are supervised by employees of the Adviser who may also be acting in similar capacities for the Fund.

The Advisory Agreement will remain effective for a two-year term unless sooner terminated and can continue in effect for successive periods of twelve months if approved at least annually in conformity with the requirements of the 1940 Act. The Advisory Agreement may be terminated with respect to the Fund at any time by vote of a majority of the Trustees or by vote of a majority of the shareholders of the Fund on 60 days’ written notice to the Adviser or by the Adviser at any time on 90 days’ written notice to the Trust. The Advisory Agreement will automatically and immediately terminate in the event of its “assignment” (as defined in the 1940 Act).

The Advisory Agreement was most recently approved by the Trustees, including a majority of the Independent Trustees, on May 26, 2021, with respect to all series of the Trust other than the Fund, while an amendment to the Advisory Agreement adding the Fund was approved by the Trustees, including a majority of the Independent Trustees, on June 30, 2020.

The Adviser is a registered investment adviser under the Investment Advisers Act of 1940, as amended. The Adviser is located at 277 Park Avenue, New York, New York 10017. The Adviser is a wholly-owned subsidiary of JPMorgan Chase Holdings LLC, which is a wholly-owned subsidiary of JPMorgan Chase & Co.

INVESTMENT PROCESS

In accordance with its responsibilities under the Advisory Agreement, the Adviser seeks to achieve the Fund’s investment objective by allocating the Fund’s assets primarily among multiple Sub-Advisers retained by the Adviser (who in turn may allocate assets to certain sub-sub-advisers). The Adviser may adjust allocations to the Sub-Advisers or make recommendations to the Board with respect to the hiring, termination or replacement of a Sub-Adviser. As such, the identity of the Fund’s Sub-Advisers, the investment strategies they pursue and the portion of the Fund allocated to them, may change over time.

Each Sub-Adviser is responsible for deciding which securities to purchase and sell for its respective portion of the Fund and for placing orders on behalf of the Fund for such transactions. However, the Adviser reserves the right to instruct the Sub-Advisers as needed on certain Fund transactions and manage a portion of the Fund’s portfolio directly, including, without limitation, for portfolio hedging, to temporarily adjust the Fund’s overall market exposure or to temporarily manage assets as a result of a Sub-Adviser’s resignation or removal.

The Adviser serves as the “manager of managers” for the Fund and has responsibility for providing the overall management of the Fund, subject to the oversight of the Board. In this capacity, the Adviser: (i) evaluates, selects, and recommends Sub-Advisers to be hired or replaced, subject to Board approval; (ii) monitors and evaluates the Sub-Advisers’ investment programs and results; (iii) allocates and reallocates the Fund’s assets among the Sub-Advisers; and (iv) reviews the Fund’s compliance with its investment objectives, strategies, policies and restrictions. Pursuant to the exemptive order, shareholder approval is not required to hire, terminate or replace Sub-Advisers except in the case of certain affiliates of the Adviser.

Sub-Adviser selection includes qualitative and quantitative analysis, with strong emphasis placed on non-quantitative factors, within a framework that reviews the Sub-Advisers’ people, process, philosophy and performance. In selecting Sub-Advisers, the Adviser will consider a variety of factors and attributes related to such Sub-Advisers, including, but not limited to:

•	a well-defined and articulated investment process combined with a demonstrable and sustainable investment performance;

•	specialized expertise and an appropriate level of experience;

•	flexibility to adapt to a changing market environment;

•	a strong focus on risk management;

•	appropriate levels of staffing, organizational depth and continuity of management and investment professionals;

•	a thorough understanding of the business aspects of managing the relevant investment strategies;

•	solid administrative capabilities and strong internal controls;

•	historical returns and volatility;

•	correlation of a Sub-Adviser’s returns to broader markets and other Sub-Advisers;

•	statistical peer analysis; and

•	exposure, liquidity and drawdown (change in the value of a portfolio from its high to low point) analysis.

THE SUB-ADVISORY AND SUB-SUB-ADVISORY AGREEMENTS

Summary of Current Sub-Advisory and Sub-Sub-Advisory Agreements

In addition to PIMCO, the following firms currently serve as Sub-Advisers to the Fund pursuant to Investment Sub-Advisory Agreements (the “Existing Sub-Advisory Agreements”) between the Adviser and each Sub-Adviser: BlackRock Investment Management, LLC (“BlackRock”), PGIM, Inc. (“PGIM”), Federated Investment Management Company (“Federated”), Lord Abbett & Co. LLC (“Lord Abbett”), BlueBay Asset Management LLP (“BlueBay”) and Muzinich & Co., Inc. (“Muzinich”). Both BlackRock and PGIM have entered into sub-sub-advisory agreements (each, a “Sub-Sub-Advisory Agreement”, and together, the “Sub-Sub-Advisory Agreements”) with BlackRock International Limited (“BIL”) and PGIM Limited (“PGIML”), respectively (each, a “Sub-Sub-Adviser”, and together, the “Sub-Sub-Advisers”). The Existing Sub-Advisory Agreements and Sub-Sub-Advisory Agreements were initially approved by the Trustees, including a majority of the Independent Trustees, on June 30, 2020 (with the exception of the Lord Abbett, BlueBay and Muzinich Sub-Advisory Agreements), November 18, 2020 (with respect to the Lord Abbett Sub-Advisory Agreement) and March 3, 2021 (with respect to BlueBay and Muzinich Sub-Advisory Agreements), and became effective on August 19, 2020, November 20, 2020 and March 12, 2021, respectively. Each Existing Sub-Advisory Agreement (with the exception of the Lord Abbett, BlueBay and Muzinich Sub-Advisory Agreements) and Sub-Sub-Advisory Agreement was approved by the initial shareholder of the Fund on August 19, 2020. Additionally, with approval of the Board, the Adviser has engaged Russell Investments Implementation Services, LLC (“RIIS”) to provide stand-by interim sub-advisory services, as well as transition management services, for the Fund, to be utilized as needed in certain transitional or trading circumstances involving the Fund’s Sub-Advisers. As of the date hereof, RIIS is not managing any assets of the Fund.

BlackRock, PGIM, Federated, BIL, PGIML, Lord Abbett, BlueBay, Muzinich and RIIS are each independent of the Adviser.

Each Sub-Adviser is responsible for the day-to-day investment decisions of its portion of the Fund, subject to the investment policies, restrictions and guidelines of the Fund and the supervision of the Board and the Adviser. Each Sub-Adviser is responsible for determining the amount of Fund assets allocated to its respective Sub-Sub-Adviser.

Each Existing Sub-Advisory Agreement and Sub-Sub-Advisory Agreement will continue in effect for an initial period of two years from the date of its execution, unless terminated sooner. Each Existing Sub-Advisory Agreement and Sub-Sub-Advisory Agreement may be renewed from year to year thereafter, so long as continuance is specifically approved at least annually by the Board or by a vote of a “majority” (as defined in the 1940 Act) of the applicable Fund’s outstanding voting securities, provided that in either event the continuance also is approved by a majority of the Board who are not “interested persons” (as defined in the 1940 Act). Each Existing Sub-Advisory Agreement may be terminated without penalty at any time: (i) on 61 days’ written notice by the Adviser, or (ii) on 60 days’ written notice by the Board, by vote of holders of a majority of the Fund’s shares or by the applicable Sub-Adviser, and will terminate five business days after the Sub-Adviser receives written notice of the termination of the Advisory Agreement between the Trust and the Adviser. The BlackRock Sub-Sub-Advisory Agreement may be terminated: (i) by the Trust or BlackRock at any time, without the payment of any penalty, upon giving BIL 60 days’ notice (which notice may be waived by BIL), provided that such termination by the Trust or BlackRock shall be directed or approved by the vote of a majority of the Trustees of the Trust in office at the time or by the vote of the holders of a majority of the outstanding voting securities of the Fund entitled to vote; or (ii) by BIL on 60 days’ written notice (which notice may be waived by the Trust and BlackRock), and will terminate automatically upon any termination of the Sub-Advisory Agreement between the Trust and BlackRock. The PGIM Sub-Sub-Advisory Agreement may be terminated: (i) by the Fund at any time, without the payment of any penalty, by the Board or by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Fund; or (ii) by the Adviser or PGIM or PGIML at any time, without the payment of any penalty, on not more than 60 days’ nor less than 30 days’ written notice to the other party. The PGIM Sub-Sub-Advisory Agreement will also terminate upon the termination of the Sub-Advisory Agreement between the Trust and PGIM. Each Existing Sub-Advisory Agreement and Sub-Sub-Advisory Agreement will also terminate automatically in the event of its “assignment” (as defined in the 1940 Act).

Under the terms of the Existing Sub-Advisory Agreements, the Sub-Advisers are not liable for any error of judgment or mistake of law or for any loss suffered by the applicable Fund or the Adviser (and, in one case, the Trust) in connection with the matters to which the Existing Sub-Advisory Agreements relate, except a loss resulting from the applicable Sub-Adviser’s willful misfeasance, bad faith or gross negligence (or, in one case, negligence) on its part in the performance of the applicable Sub-Adviser’s duties under the applicable Existing Sub-Advisory Agreement, or from reckless disregard by the applicable Sub-Adviser of its obligations and duties under the applicable Existing Sub-Advisory Agreement or from its material breach of the applicable Existing Sub-Advisory Agreement. In addition, under the Existing Sub-Advisory Agreements, the Adviser and the Sub-Advisers have agreed to indemnify each other in certain circumstances.

Under the terms of the BlackRock Sub-Sub-Advisory Agreement, BIL is not liable for any error of judgment or mistake of law or for any loss suffered by the applicable Fund or BlackRock in connection with the matters to which the BlackRock Sub-Sub-Advisory Agreement relates, except a loss resulting from BIL’s breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its duties under the BlackRock Sub-Sub-Advisory Agreement. In addition, under the BlackRock Sub-Sub-Advisory Agreement, BlackRock and BIL have agreed to indemnify each other in certain circumstances.

Under the terms of the PGIM Sub-Sub-Advisory Agreement, PGIML is not liable for any error of judgment or for any loss suffered by the Fund, PGIM or the Adviser in connection with the matters to which the Sub-Sub-Advisory Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on PGIML’s part in the performance of its duties or from its reckless disregard of its obligations and duties under the Sub-Sub-Advisory Agreement. In addition, under the PGIML Sub-Sub-Advisory Agreement, PGIM and PGIML have agreed to indemnify each other in certain circumstances.

The Sub-Advisers are each paid monthly by the Adviser a fee equal to a percentage of the daily net assets of the Fund allocated to each Sub-Adviser, respectively. The Sub-Sub-Advisers are each paid a fee by its respective Sub-Adviser.

During the prior fiscal year, the Adviser paid the following aggregate fees to the Sub-Advisers:

$332,561 or 0.23% *

The Trust expects that differences in investment returns among the portions of the Fund managed by different Sub-Advisers and Sub-Sub-Advisers will cause the actual percentage of the Fund’s assets managed by each Sub-Adviser and Sub-Sub-Adviser to vary over time. The Adviser may reallocate assets from one Sub-Adviser to another when deemed in the best interests of the Fund and its shareholders.

Amended Sub-Advisory Agreement with PIMCO

As noted above, the Adviser has engaged PIMCO as a Sub-Adviser to the Fund, pursuant to the Amended Sub-Advisory Agreement. A copy of the initial Sub-Advisory Agreement is attached hereto as Annex A. PIMCO is independent of the Adviser and will discharge its responsibilities subject to the policies of the Trustees and the supervision of the Adviser. PIMCO, with its principal offices located at 650 Newport Center Drive, Newport Beach, California 92660, is registered as an investment adviser with the SEC and was founded in 1971. As of December 31, 2020, PIMCO had assets under management of approximately $2.22 trillion.

Specifically, PIMCO will use both its own proprietary and external research and securities selection process to manage its allocated portion of the Fund’s assets. PIMCO, like the current Sub-Advisers, will be responsible for deciding which securities to purchase and sell for its

*	Represents the aggregate sub-advisory fees paid by the Adviser as a percentage of the Fund’s average daily net assets.

respective portion of the Fund and for placing orders for the Fund’s transactions. However, the Adviser reserves the right to instruct PIMCO as needed on certain Fund transactions and to manage a portion of the Fund’s portfolio directly, including, without limitation, for portfolio hedging, to temporarily adjust the Fund’s overall market exposure or to temporarily manage assets as a result of a PIMCO’s resignation or removal. The following is a summary of PIMCO’s investment approach:

With respect to its allocated portion of the Fund, PIMCO invests predominantly in fixed income instruments (including bonds, debt securities and other similar instruments) issued by various U.S. and non-U.S. public- or private-sector entities that are economically tied to emerging market countries, which instruments may be represented by forwards or derivatives such as options, futures or swap agreements. Such instruments may be denominated in U.S. dollars and in non-U.S. currencies. PIMCO has broad discretion to identify countries that it considers to qualify as emerging markets. PIMCO emphasizes countries with relatively low gross national product per capita and with the potential for rapid economic growth. For this strategy, PIMCO will select the country and currency composition based on its evaluation of relative interest rates, inflation rates, exchange rates, monetary and fiscal policies, trade and current account balances, legal and political developments and any other specific factors PIMCO believes to be relevant. PIMCO may invest in instruments whose return is based on the return of an emerging market security or a currency of an emerging market country, such as a derivative instrument, rather than investing directly in emerging market securities or countries.

The Amended Sub-Advisory Agreement will continue in effect for an initial period of two years from the date of its execution, unless terminated sooner. It may be renewed from year to year thereafter, so long as continuance is specifically approved at least annually in accordance with the requirements of the 1940 Act. The Amended Sub-Advisory Agreement provides that it will terminate automatically in the event of an “assignment” (as defined in the 1940 Act), and may be terminated without penalty at any time: (i) on 61 days’ written notice by the Adviser, (ii) on 60 days’ written notice by the Board, by vote of holders of a majority of the Fund’s shares, or (iii) by PIMCO, and will terminate five business days after PIMCO receives written notice of the termination of the Advisory Agreement between the Trust and the Adviser. Under the terms of the Amended Sub-Advisory Agreement, PIMCO will not be liable for the acts or omissions of any other fiduciary respecting the assets allocated to PIMCO by the Adviser from time to time or for any error of judgment or mistake of law or for acting in accordance with specific directions or instructions from the Adviser or for any loss suffered by the Fund or the Adviser in connection with the matters to which the Amended Sub-Advisory Agreement relates, except a loss resulting from PIMCO’s willful misfeasance, bad faith or gross negligence on its part in the performance of its duties hereunder, or from reckless disregard by it of its obligations and duties under the Amended Sub-Advisory Agreement or from its material breach of the Amended Sub-Advisory Agreement. In addition, under the Amended Sub-Advisory Agreement, the Adviser and PIMCO have agreed to indemnify each other in certain circumstances.

PIMCO will be paid monthly by the Adviser a fee equal to a percentage of the average daily net assets of the Fund allocated to PIMCO. The fees paid to PIMCO under the Amended Sub-Advisory Agreement are not paid by the Fund but are paid by the Adviser out of the advisory fees the Adviser receives from the Fund. There is no change in the gross advisory fee payable by the Fund as a result of the addition of PIMCO as Sub-Adviser to the Fund.

The investment advisory services that PIMCO provides to the Fund are not exclusive under the terms of the Amended Sub-Advisory Agreement. PIMCO is free to and does render similar investment advisory services to others. For more information about the Amended Sub-Advisory Agreement, please review the initial Sub-Advisory Agreement between the Adviser and PIMCO attached to this information statement as Annex A.

Portfolio Managers at PIMCO

The table below lists the individuals who currently serve as portfolio managers for the portion of the Fund’s assets allocated to PIMCO.

SUB-ADVISER	PORTFOLIO MANAGER(S)	EMPLOYMENT EXPERIENCE
PIMCO	Pramol Dhawan	Mr. Dhawan is a managing director, a portfolio manager in the Newport Beach office and head of the emerging markets portfolio management team. He is also a co-chair of the emerging markets portfolio committee and has served as a rotating member on the firm’s Investment Committee. Prior to joining PIMCO in 2013, he was a managing director and head of emerging markets trading for the Americas at Société Générale in New York. He was previously based in London, where he headed the Central and Eastern Europe emerging markets team for the firm. Additionally, he was a management consultant at Accenture. Mr. Dhawan represents PIMCO on the Emerging Markets Trade Association (EMTA) as a member of the board of directors. He has 18 years of investment experience and holds an MBA with a specialization in finance from the Anderson School of Management at the University of California,

SUB-ADVISER	PORTFOLIO MANAGER(S)	EMPLOYMENT EXPERIENCE
Los Angeles. He received an undergraduate degree from the University of Nottingham, England.

	Yacov Arnopolin	Mr. Arnopolin is an executive vice president and senior portfolio manager in the London office. He is co-chair of the emerging markets portfolio committee (EMPC). Prior to joining PIMCO in 2016, Mr. Arnopolin served as a managing director overseeing emerging market fixed income portfolios at Goldman Sachs Asset Management. Previously, he worked as a portfolio manager at Fortress Investment Group. Mr. Arnopolin started his career in the fixed income departments at Citigroup and Deutsche Bank, trading mortgages and emerging markets products. He has 21 years of investment experience and holds a bachelor’s degree in economics from Carnegie Mellon University. He also serves on the Board of Trustees of the Cancer Research Institute.

	Javier Romo	Mr. Romo is a senior vice president and emerging markets portfolio manager in the Newport Beach office. Prior to joining PIMCO in 2011, he was a vice president in the emerging markets trading group at Citigroup, focusing on trading hard currency bonds and credit default swaps in Latin America. Mr. Romo was previously an analyst at Sandell Asset Management in New York. He also served as vice president at Morgan Stanley, where he was a trader and a strategist for

SUB-ADVISER	PORTFOLIO MANAGER(S)	EMPLOYMENT EXPERIENCE
local currency, local rate and credit derivatives in emerging markets. He began his career as a civil engineer in Mexico. He has 19 years of investment and financial services experience and holds master’s degrees in financial engineering from Columbia University and civil engineering from Stanford University. He received a bachelor’s degree in civil engineering from Universidad Iberoamericana in Mexico City.

PIMCO does not currently act as an adviser and/or a sub-adviser to other registered investment companies whose investment objectives are similar to the Fund’s.

Principal Executive Officers and Directors of PIMCO

The table below presents information about the principal executive officer and directors of PIMCO. The address for each of the persons listed below, as it relates to his and/or her duties with PIMCO, is the same as that of PIMCO. The address of PIMCO is 650 Newport Center Drive, Newport Beach, California 92660.

Name	Position with Sub-Adviser and Principal Occupation

MATHER, SCOTT	MANAGING DIRECTOR – CHIEF INVESTMENT OFFICER (U.S. CORE STRATEGIES)

IVASCYN, DANIEL	MANAGING DIRECTOR – EXECUTIVE COMMITTEE, GROUP CHIEF INVESTMENT OFFICER

FLATTUM, DAVID	MANAGING DIRECTOR – GLOBAL GENERAL COUNSEL

KIESEL, MARK	MANAGING DIRECTOR – CHIEF INVESTMENT OFFICER (GLOBAL CREDIT)

BALLS, ANDREW	MANAGING DIRECTOR – CHIEF INVESTMENT OFFICER (GLOBAL)

ZAKIR, NADIA	MANAGING DIRECTOR- CHIEF COMPLIANCE OFFICER

MANELSKI, DIRK	MANAGING DIRECTOR- CHIEF TECHNOLOGY OFFICER

SEIDNER, MARC	MANAGING DIRECTOR – CHIEF INVESTMENT OFFICER (NON-TRADITIONAL STRATEGIES) – EXECUTIVE COMMITTEE

Name	Position with Sub-Adviser and Principal Occupation

KORINKE, KIMBERLEY	MANAGING DIRECTOR – EXECUTIVE COMMITTEE

ROMAN, EMMANUEL	MANAGING DIRECTOR – EXECUTIVE COMMITTEE AND CHIEF EXECUTIVE OFFICER

DAWSON, CRAIG	MANAGING DIRECTOR – EXECUTIVE COMMITTEE

STRACKE, CHRISTIAN	MANAGING DIRECTOR – EXECUTIVE COMMITTEE

KIRKOWSKI, JOHN	MANAGING DIRECTOR – CHIEF FINANCIAL OFFICER

STRELOW, PETE	MANAGING DIRECTOR – CO-CHIEF OPERATING OFFICER

SHANAHAN, ROBIN	MANAGING DIRECTOR – CO-CHIEF OPERATING OFFICER

WHITTEN, CANDICE	MANAGING DIRECTOR – EXECUTIVE COMMITTEE

SCHNEIDER, JEROME	MANAGING DIRECTOR – EXECUTIVE COMMITTEE

HALL, GREGORY, WESTON	MANAGING DIRECTOR – EXECUTIVE COMMITTEE

BRIGLIADORI-WALSH, GERALDINE	MANAGING DIRECTOR – EXECUTIVE COMMITTEE

ANANTHANARAYANAN, MANGALA	MANAGING DIRECTOR – EXECUTIVE COMMITTEE

Board Review and Approval of the Amended Sub-Advisory Agreement

The Amended Sub-Advisory Agreement was approved by the Board, including a majority of the Independent Trustees, at a meeting on April 22, 2021 (the “Meeting”). The Board believes that the terms and conditions of the Amended Sub-Advisory Agreement are fair to, and in the best interests of, the Fund and its shareholders.

PIMCO had been sent a letter on behalf of the Independent Trustees requesting detailed information from PIMCO in connection with the proposed Amended Sub-Advisory Agreement in an effort to observe the requirement under Section 15(c) of the 1940 Act that the Trustees request and evaluate, and that the sub-adviser furnish, such information as may be necessary to evaluate the terms of the proposed agreement. PIMCO had responded to the information request and provided memoranda and related materials and information for consideration by the Trustees, which were provided to the Board. Representatives of PIMCO also participated in the Meeting, at which the Board discussed the proposed arrangements with PIMCO extensively. The Trustees also discussed the proposed Amended Sub-Advisory Agreement in an executive session of the Meeting with independent legal counsel at which no representatives of the Adviser or PIMCO were present.

Materials Reviewed.  In considering the approval of the Amended Sub-Advisory Agreement with PIMCO for the Fund, the Board took into account the wide variety of materials relating to the services to be provided by PIMCO provided prior to and during the Meeting, the presentations made during the Meeting, and the related discussions during the Meeting. The Board reviewed information relating to, among other things, proposed investment management services to be provided by PIMCO to the Fund, including the compliance program of PIMCO and other information related to personnel of PIMCO that would be providing investment management services to the Fund. Among other items, the Board discussed a memorandum prepared by independent legal counsel regarding the responsibilities of the Board in considering approval of advisory and sub-advisory agreements. The Board also considered information regarding PIMCO personnel who would be providing investment management services to the Fund.

Review Process.  In connection with the approval of the Amended Sub-Advisory Agreement, the Board reviewed written materials provided by JPMPI and PIMCO. The Board also requested and received assistance and advice regarding applicable legal standards from independent legal counsel. The Board additionally considered the written information provided by PIMCO in response to the Independent Trustees’ request for information. The Board also heard oral presentations on matters related to the Amended Sub-Advisory Agreement. In deciding to approve the Amended Sub-Advisory Agreement, the Board did not identify any single factor or particular information that, in isolation, was controlling.

Nature, Extent and Quality of Services.  The Board considered the depth and quality of the investment management process of PIMCO to be used for the Fund, including the experience and capabilities of its senior management, investment and other personnel, and the overall financial strength and stability of the organization. The Board considered the sub-advisory services proposed to be provided by PIMCO to the Fund. The Board also considered information about PIMCO’s investment personnel responsible for providing services under the Amended Sub-Advisory Agreement. The Board reviewed the nature and quality of PIMCO’s investment management, trading, risk management, compliance capabilities and resources, research capabilities, and the experience and capabilities of its portfolio management personnel, and the overall financial strength of the organization. The Board noted the certificates received from PIMCO regarding its compliance program and code of ethics, which noted that PIMCO has compliance policies and procedures in place that are reasonably designed to prevent violations of the federal securities laws with respect to the services provided by PIMCO and that PIMCO has adopted a code of ethics that includes provisions reasonably necessary to prevent access persons from: (i) engaging in certain specified conduct; and (ii) violating the code of ethics.

Ultimately, the Board concluded that the nature, extent and quality of services proposed to be provided by PIMCO under the Amended Sub-Advisory Agreement were likely to benefit the Fund and its shareholders.

Investment Performance.  Since the Fund had not yet utilized PIMCO’s sub-advisory services, the Board did not receive or consider investment performance information related to the Fund’s performance with PIMCO as Sub-Adviser. The Board considered the manner in which PIMCO proposed to manage the emerging markets debt sleeve of the Fund, as well as

PIMCO’s performance record in managing an account with a strategy similar to the strategy that it will use to manage its respective sleeve of the Fund, as described in the meeting materials. The Board also discussed the background and experience of PIMCO and its personnel. The Board concluded that based on the experience of PIMCO, PIMCO had a reasonable expectation of delivering acceptable performance to shareholders of the Fund.

Advisory Fees and Total Expenses.  The Adviser reported to the Board that, in proposing the sub-advisory fees to be paid to PIMCO by the Adviser for the Fund, the Adviser considered a number of factors, including the type and complexity of the services to be provided, the estimated cost of providing services, the impact on potential returns from different levels of fees, the competitive marketplace for financial products, and the attractiveness of potential returns to prospective investors in the Fund.

The Board also reviewed the proposed sub-advisory fee schedule under the Amended Sub-Advisory Agreement with PIMCO for the Fund. The Board noted that the Adviser had agreed to contractually waive any advisory fees that exceeded the aggregate advisory fees the Adviser is contractually required to pay to the Sub-Advisers. The Board considered how these agreements would affect the expenses borne by Fund shareholders with respect to the Amended Sub-Advisory Agreement.

The Board found the fees proposed to be paid by the Adviser to PIMCO to be reasonable. In doing so, they noted that the Fund will not pay the fees to PIMCO directly, but that the Adviser will compensate PIMCO out of the advisory fee it receives from the Fund. The Board reviewed the data from Broadridge that compared the average and median advisory fees of other funds in the peer group of comparable funds and noted that the average and median fees in the various categories of comparable mutual funds and separately managed accounts were substantially higher than the sub-advisory fees agreed to between JPMPI and PIMCO. The Board also noted the Adviser’s views regarding the limitations of fee comparisons to other funds and accounts that are not registered under the 1940 Act, in light of the differences in services provided to the Fund compared to those provided to other funds and other accounts that are not registered under the 1940 Act. Further, the Board noted the limitations of fee comparisons to other funds for which an adviser serves as primary investment adviser, as opposed to fees charged to funds which are sub-advised, in light of the differences in sub-advisory services provided to funds compared to those provided to other funds for which an adviser serves as primary adviser. Additionally, the Board noted the “most-favored nation” provision agreed to by PIMCO in the Amended Sub-Advisory Agreement, which it determined should help ensure that the sub-advisory fee rates paid to PIMCO with respect to the Fund are no greater than the range of fees it charges to similar clients.

Based on the information presented by PIMCO and the Adviser, the Board determined that the level of the sub-advisory fees to be paid by the Adviser to PIMCO are reasonable, fair and equitable and that approval of the Amended Sub-Advisory Agreement would likely benefit the Fund and its shareholders.

Adviser Costs, Level of Profits and Economies of Scale.  As the Fund had not yet utilized PIMCO’s sub-advisory services, information regarding PIMCO’s costs in providing services to the Fund was not available. The Board further noted that the sub-advisory fees paid to

PIMCO have breakpoints, which may help to reflect economies of scale. The Board also considered information estimating the profitability to the Adviser from managing the Fund and management’s indication that the Adviser’s estimated profitability would not change meaningfully taking into account the Amended Sub-Advisory Agreement.

Ancillary Benefits.  The Board next considered whether PIMCO may receive other benefits as a result of PIMCO’s proposed relationship with the Trust or the Fund. The Board considered that PIMCO was not affiliated with any of the Fund’s service providers, and therefore would not benefit from those contractual relationships. Taking these considerations into account, the Board concluded that PIMCO would not receive collateral benefits that would materially affect the reasonableness of the proposed sub-advisory fee under the Amended Sub-Advisory Agreement.

Conclusions.  Having requested and received such information from PIMCO as the Board believed to be reasonably necessary to evaluate the terms of the Amended Sub-Advisory Agreement, the Board, including the Independent Trustees, unanimously concluded that the proposed sub-advisory fee structure was reasonable and, in light of the matters that the Board had considered to be relevant in the exercise of its reasonable judgment, approved the Amended Sub-Advisory Agreement.

BENEFICIAL OWNERS AND MANAGEMENT OWNERSHIP

As of December 31, 2020, the Trustees and officers as a group owned less than 1% of the shares of the Fund. As of December 31, 2020, the following persons owned of record, or are known by the Trust to own beneficially, 5% or more of the outstanding shares of the Fund:

Name of Fund/Share Class	Name and Address of Shareholder	Percentage Held
SIX CIRCLES CREDIT OPPORTUNITIES FUND	J.P. Morgan Securities LLC (For the Benefit of its Customers) 383 Madison Avenue New York, NY 10179	100%

AFFILIATED BROKERAGE

The Fund did not pay any brokerage commissions to affiliated brokers during the most recently completed fiscal year.

SERVICE PROVIDERS

The Trust’s distributor is Foreside Fund Services, LLC (“Foreside”). Foreside is located at Three Canal Plaza, Suite 100, Portland, Maine 04101. The Trust’s administrator, fund accounting agent and custodian is Brown Brothers Harriman & Co. (“BBH”). BBH is located at 140 Broadway, New York, New York 10005. The Trust’s transfer agent is DST Asset Management Solutions, Inc. (“DST”). DST is located at 2000 Crown Colony Drive, Quincy, MA 02169.

OTHER MATTERS

The Trust will furnish, without charge, a copy of its most recent annual report and any recent semi-annual report to any shareholder upon request by writing to Six Circles Funds c/o J.P. Morgan Private Investments Inc., 383 Madison Avenue, New York, NY 10179, or by calling collect 1-212-464-2070.

If you have elected to receive one information statement for all accounts maintained by members of your household, the Trust undertakes to deliver promptly upon written or oral request a separate copy of the information statement for a separate account if a separate copy is requested.

The Trust does not hold regularly scheduled meetings of the shareholders of the Fund. Any shareholder proposal for a shareholder meeting must be presented to the Trust within a reasonable time before proxy materials for such meeting are sent to shareholders.

NO ACTION REQUIRED

This information statement is provided to you solely for informational purposes. No shareholders vote is being taken with respect to the matters described. You are not being asked to provide a proxy.

J.P. Morgan is committed to making our products and services accessible to meet the financial services needs of all our clients. If you are a person with a disability and need additional support accessing this material, please contact your J.P. Morgan team or email us at accessibility.support@jpmorgan.com for assistance.

ANNEX A

INVESTMENT SUB-ADVISORY AGREEMENT

between

J. P. MORGAN PRIVATE INVESTMENTS INC.

and

PACIFIC INVESTMENT MANAGEMENT COMPANY LLC

This INVESTMENT SUB-ADVISORY AGREEMENT (“Agreement”), effective as of June 22, 2018, between J.P. Morgan Private Investments Inc. (the “Adviser”), a corporation organized and existing under the laws of the State of Delaware, and Pacific Investment Management Company LLC (the “Subadviser” or “PIMCO”), a limited liability company organized and existing under the laws of the State of Delaware.

WHEREAS, the Adviser has entered into an Investment Advisory Agreement dated as of June 22, 2018, (the “Advisory Agreement”) with Six Circles Trust, a Delaware statutory trust (the “Trust”), which is engaged in business as an open-end management investment company registered under the Investment Company Act of 1940, as amended (“1940 Act”); and

WHEREAS, the Trust is and will continue to be a series trust having one or more investment funds, each with its own assets, investment objectives, policies and restrictions (each a “Fund” and collectively the “Funds”); and

WHEREAS, the Subadviser is engaged principally in the business of rendering investment management services and is registered as an investment adviser under the Investment Advisers Act of 1940, as amended, (the “Advisers Act”); and

WHEREAS, the Adviser represents that the Advisory Agreement permits the Adviser to delegate certain of its duties under the Advisory Agreement to other investment advisers subject to the requirements of the 1940 Act; and

WHEREAS, the Adviser desires to retain the Subadviser, in connection with the Funds listed on Appendix A, in the provision of a continuous investment program for that portion of the assets of the Fund which the Adviser may from time to time allocate to the Subadviser in accordance with the terms of this Agreement (the “Subadviser Assets”) and the Subadviser is willing to furnish such services (the “Investment Program”);

NOW, THEREFORE, in consideration of the premises and mutual promises herein set forth, the parties hereto agree as follows:

1.      Appointment. The Adviser hereby retains the Subadviser to act as investment adviser for and to manage on a discretionary basis the Subadviser Assets for the period and on the terms set forth in this

Agreement. The Subadviser accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided. The Subadviser acknowledges and agrees that (i) the Adviser makes no commitment to allocate any maximum or minimum portion of the Fund’s assets to the Subadviser as the Subadviser Assets, (ii) at any time, upon written notice to the Subadviser, the Adviser may allocate all, none or any portion of the Fund’s assets to the Subadviser, (iii) may reallocate any portion or all of the Subadviser Assets (a) to any other subadviser unaffiliated with the Adviser upon written notice to the Subadviser or (b) to itself or a subadviser affiliated with the Adviser upon 61 days’ written notice to the Subadviser (or such shorter period as may be agreed by the Subadviser after receipt of such notice) and (iv) subject to written notice to the Subadviser, and, as applicable, the written notice set forth in clause (iii)(b) of this paragraph 1, the Adviser retains authority to immediately assume direct responsibility for any function delegated to the Subadviser under this Agreement. The Adviser acknowledges that the Subadviser does not guarantee the future performance of the Subadviser Assets or any specific level of performance.

2.      Duties of the Subadviser

A. Investment Subadvisory Services. Subject to the supervision of the Trust’s Board of Trustees (the “Board”) and the Adviser, the Subadviser shall manage the investments of the Subadviser Assets in accordance with (i) the Fund’s investment objective, policies, and restrictions as provided in the Trust’s Prospectus and Statement of Additional Information, as currently in effect and as amended or supplemented from time to time (hereinafter referred to as the “Prospectus”), (ii) the portfolio guidelines agreed from time to time in writing by the Adviser and the Subadviser (the “Guidelines”), (iii) except as specifically set forth in the Guidelines, the requirements applicable to registered investment companies under applicable laws (including the 1940 Act) and (iv) such other limitations as the Adviser may institute in writing and provide to Subadviser within a reasonable time prior to implementation. For the avoidance of doubt, the Subadviser agrees that it will manage the Subadviser Assets in accordance with the investment limitations and other restrictions under the 1940 Act as if the Subadviser Assets constituted a separate investment company registered under the 1940 Act. The Subadviser further agrees to manage the investments of the Subadviser Assets in accordance with Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”), as if the Subadviser Assets constituted a separate investment company registered under the 1940 Act, except as otherwise specifically set forth in the Guidelines. Without limiting the preceding obligations of the Subadviser, if the Adviser notifies the Subadviser that the Adviser has determined, in its sole discretion, that the Subadviser Assets are not in compliance with any of the Trust’s Declaration of Trust, By-Laws, Prospectus, Guidelines, the 1940 Act or the Code, the Subadviser will immediately take action to bring the Subadviser Assets back into compliance; provided, however, the Subadviser’s action shall not, in and of itself, constitute an admission by the Subadviser that the Subadviser Assets are not in compliance with the Trust’s Declaration of Trust, By-Laws, Prospectus, Guidelines, the 1940 Act or the Code. The Subadviser shall (a) make investment decisions for the Subadviser Assets and select securities for purchase or sale with respect to the Subadviser Assets; (b) place purchase and sale orders for portfolio transactions for the Subadviser Assets; and (c) employ professional portfolio managers and investment analysts whose duties include, without limitation, providing research services with respect to the Subadviser Assets. In providing these services, the Subadviser will conduct a program of investment, evaluation and, if appropriate, sale and reinvestment of the Subadviser Assets, including the amount to be held uninvested as cash or in cash equivalents selected by the Subadviser.

The Adviser shall make available to or furnish the Subadviser with copies of the Trust’s Prospectus and Statement of Additional Information, Declaration of Trust, Bylaws, Advisory

Agreement, the Guidelines and any other limitations or guidelines instituted by the Adviser with regards to the Subadviser Assets, and any amendments thereto. Upon notification by the Adviser of such amendments, the Subadviser shall immediately commence action if necessary to bring the Subadviser Assets into compliance.

The Subadviser shall have authority to instruct the Funds’ custodian (the “Custodian”) to: (i) pay cash for securities and other property delivered to the Custodian for the Subadviser Assets, (ii) deliver or accept delivery of, upon receipt of payment or payment upon receipt of, securities, commodities or other property underlying any futures or options contracts, and other property purchased or sold in the Subadviser Assets, and (iii) deposit margin or collateral which shall include the transfer of money, securities or other property to the extent necessary to meet the obligations of the Subadviser Assets with respect to any investments made pursuant to the Prospectus.

Subject to Section 2D (Brokerage) below, the Subadviser is authorized with respect to the Subadviser Assets to (i) enter into agreements and execute any documents (e.g., any derivatives documentation such as exchange traded and over-the-counter, as applicable) and take any other actions required to make investments pursuant to the Prospectus, which shall include any market and/or industry standard documentation and the standard representations contained therein; (ii) acknowledge the receipt of brokers’ risk disclosure statements, electronic trading disclosure statements and similar disclosures.

The Subadviser shall not engage in securities lending transactions on behalf of the Subadviser Assets. If the Custodian enters into securities lending transactions on behalf of the Adviser, the Adviser or the custodian shall be responsible for ensuring that the securities or other assets in the Subadviser Assets are available for sale at all times. The Subadviser shall not be liable for any loss resulting from the sale by the Subadviser of a security that is not available in the Subadviser Assets for settlement as a result of such securities lending transactions.

In-Kind Securities that may be transferred into the Subadviser Assets shall be transferred in accordance with Appendix B, and Appendix B is hereby incorporated into this Agreement.

The Subadviser is authorized to effect cross transactions between the Subadviser Assets and other accounts managed by the Subadviser and its affiliates, provided that the Subadviser complies with the Funds’ procedures pursuant to Rule 17a-7 under the 1940 Act, or comparable Subadviser procedures approved by the Adviser.

The Subadviser may delegate trade execution and other support functions (but not portfolio management) to its affiliates and may share such information as necessary to accomplish these purposes. Additionally, the Subadviser will have the ability to delegate back office services to State Street Investment Manager Solutions, LLC and its affiliates. In all cases, the Subadviser shall remain liable as if such services were provided directly. No additional fees shall be imposed for such services except as otherwise agreed.

B. Subadviser Undertakings. In all matters relating to the performance of this Agreement, the Subadviser shall act in conformity with (a) the stated investment objectives, policies and restrictions of the Funds as described in the Prospectus, (b) the Guidelines, (c) any other written limitations instituted by the Adviser and agreed to by the Subadviser with regard to the Subadviser Assets, and (d) any written instructions and directions of the Board or the Adviser (so long as (x) such instructions and directions do not cause the Subadviser to violate applicable law or regulation and (y) the Subadviser is provided a reasonable period of time to comply with such instructions and directions). The Subadviser hereby agrees to:

(i)

regularly report to the Board and the Adviser (in such form and frequency as the Adviser and Subadviser mutually agree) with respect to the implementation of the Investment Program, compliance of the Subadviser Assets with the Prospectus, the Guidelines, the 1940 Act and the Code, and other topics as may reasonably be requested by the Board or the Adviser, including attending Board meetings, as reasonably requested, to present such reports to the Board;

(ii)

make themselves available, upon reasonable request by the Adviser, the Trust’s pricing agent and/or valuation committee, taking into account the time sensitive nature of the matter, to consult with the Adviser, the Trust’s pricing agent or valuation committee regarding the valuation of any of the Subadviser Assets for which the Adviser, the Trust’s pricing agent or valuation committee seeks assistance from the Subadviser or identifies for review by the Subadviser. Notwithstanding the foregoing, the Adviser acknowledges that (a) the Subadviser’s valuation policies may differ from the valuation policies of the Trust’s pricing agent and valuation committee and (b) therefore, the valuations made by the Fund with respect to the Subadviser Assets may differ from the valuations made by or on behalf of the Subadviser for other accounts that the Subadviser manages;

(iii)

in connection with any securities or other investments purchased, sold, retained or borrowed for the Subadviser Assets, arrange for the transmission to the Custodian on a daily basis such confirmation, trade tickets, and other documents and information, including, but not limited to, CUSIP, Sedol, or other numbers that identify the securities or other instruments to be purchased, sold, retained or borrowed on behalf of the Fund, as may be reasonably necessary to enable the Custodian to perform its custodial, administrative, and recordkeeping responsibilities with respect to the Fund. Communication by the Subadviser via electronic means is acceptable to the Adviser, the Custodian or the administrator (the “Administrator”).

(iv)

with respect to securities or other instruments of the Subadviser Assets to be settled through the Custodian, arrange for the transmission of the confirmation of such trades to the Custodian by the end of the day upon which such transaction occurs. For the avoidance of doubt, the parties acknowledge that the Subadviser is not a custodian of the Fund’s assets and that it will not take possession or custody of such assets. Title to all investments shall be held in the name of the Funds, provided that for convenience in buying, selling and exchanging securities (stocks, bonds, commercial paper, etc.), title to such securities may be held in the name of the Funds’ Custodian, or its nominee, which bank shall be selected by the Adviser. All cash and the indicia of ownership of all other investments shall be held by the Funds’ Custodian. The Subadviser shall not be liable for any act or omission of such Custodian;

(v)

reconcile all trades made on behalf of the Subadviser Assets with each executing broker and counterparty daily to facilitate accurate trade settlement and verify open positions (including cash). The Subadviser shall notify the Adviser and the Custodian, on behalf of the Fund, promptly upon becoming aware of any trade which the Subadviser believes was not executed in accordance with its instructions and in no event shall notice be delivered later than one business day after the time as of which the Subadviser becomes aware of any such trade the Fund or its designee may also conduct a reconciliation of trades as reported from executing brokers and counterparties and the Subadviser shall reasonably cooperate with the Fund or such designee in order to effect such reconciliation, including without limitation by arranging for reasonable access by the Fund or such designee to the files and websites of the executing brokers and counterparties to the extent such access is available;

(vi)

promptly review each holdings reconciliation report relating to the Subadviser Assets that it receives from the Custodian and accounting agent and/or the Adviser, as appropriate, and shall use commercially reasonable efforts to resolve all open reconciliation items, including trade breaks, contained in such report within a reasonable amount of time as of which the Subadviser receives such report. The Subadviser shall notify the Adviser and the Fund of any errors or discrepancies, including, without limitation, trade breaks, in the holdings reconciliation reports which have not been resolved within a reasonable amount of time as of which the Subadviser becomes aware of any such errors or discrepancies;

(vii)

use commercially reasonable efforts to prepare and cause to be filed in a timely manner Form 13F and Schedules 13D or 13G, if required, with respect to securities held in the Subadviser Assets, without regard for any other assets held by the Trust or the Fund, unless specifically informed otherwise by the Adviser (it being understood that unless notified otherwise in writing, the Subadviser shall consider such securities as being subject to its investment discretion for purposes of Form 13F). The Subadviser agrees that it shall not acquire on behalf of the Fund any equity securities registered under Section 12 of the Securities Exchange Act of 1934, as amended (“1934 Act”) with the purpose or effect, at the time of such acquisition, of changing or influencing control of the issuer of the securities or in connection with or as a participant in any transaction having such purpose or effect, including any transaction subject to Rule 13d-3(b) promulgated under the 1934 Act;

(viii)

provide such historical performance, fee and expense information about the accounts and investment funds the Subadviser manages that have investment objectives, policies, and strategies substantially similar to those employed by the Subadviser in managing the Subadviser Assets as may be reasonably necessary to allow the Trust, the Board or their agents to fulfill their duties under applicable laws, including, without limitation, Section 15 of the 1940 Act, and to permit the Adviser to satisfy its oversight responsibilities or to satisfy any request by applicable federal or state regulatory authorities. Such information may be provided in the form of a composite of accounts or on an anonymous basis and under no circumstances will the Subadviser be required to disclose confidential information regarding any of its specific clients;

(ix)

provide reasonable assistance to the Adviser with respect to the annual audit of the Fund’s financial statements, as related to the Subadviser Assets, including, but not limited to: (a) providing broker contacts as needed for obtaining trade confirmations; (b) subject to a written confidentiality arrangement between the parties or to some other confidentiality obligation to which the parties have agreed in writing to be bound, providing copies of term loans and swap agreements, within a reasonable time upon request by the Adviser; (c) providing reasonable assistance in obtaining trade confirmations in the event the Fund or the Fund’s independent registered public accounting firm is unable to obtain such confirmations directly from the brokers and (d) provide reasonable assistance in valuing investments that are not readily ascertainable in the event the Fund or the Fund’s independent registered public accounting firm is unable to obtain such market quotations through independent means, provided that under no circumstances will the Subadviser be responsible or liable for the audit of the Fund; and

(x)

provide timely input to and collaborate with the Adviser and the Fund (a) in determining appropriate liquidity classifications for the Subadviser Assets, for purposes of compliance with Rule 22e-4 under the 1940 Act, when effective, and in accordance with the parameters of the Fund’s liquidity program, and (b) in providing data and information in connection with the preparation of the Fund’s shareholder reports (e.g. Form N-CSRs), census reporting forms (e.g. Form N-CEN) and portfolio holdings reporting forms (e.g. Forms N-Q and/or N-PORT) or the financial reports contained therein. Notwithstanding any other provision to the contrary, Subadviser shall have no obligation to perform the following services: (a) shareholder services or support functions, such as responding to shareholders’ questions about the Funds or its investments or strategies, or preparing and filing materials for distribution to the Funds’ shareholders, including statistical information about the Funds and materials regarding the Funds’ performance or investments; (b) provision of legal, accounting or tax advice with respect to the Funds or its investments by the Subadviser’s in-house legal, accounting or tax departments; (c) providing employees of the Subadviser to serve as officers of the Funds; or (d) providing the Funds’ Chief Compliance Officer and associated staff or overseeing the Funds’ compliance program adopted pursuant to Rule 38a-1 under the 1940 Act, except to the extent that such oversight responsibilities are required to be performed by the Subadviser under its compliance program adopted pursuant to Rule 206(4)-7 under the Advisers Act.

C.    Expenses. The Subadviser will bear all of its expenses, including, without limitation, Subadviser’s insurance premiums and deductibles, in connection with the performance of its services under this Agreement. All other expenses to be incurred in the operation of the Fund will be borne by the Trust, except to the extent specifically assumed by the Subadviser as set forth herein or otherwise. The expenses to be borne by the Trust may include, without limitation, the following: organizational costs, taxes, interest, brokerage fees and commissions, Trustees’ fees, Securities and Exchange Commission (the “SEC”) fees and state Blue Sky qualification fees, advisory fees, charges of custodians, transfer and dividend disbursing agents’ fees, insurance premiums and deductibles, industry association fees, outside auditing and fund-related legal expenses, costs of independent pricing services, costs of maintaining existence, costs attributable to investor services (including, without limitation, telephone and personnel expenses), costs of preparing and printing prospectuses and statements of additional information for regulatory purposes and for distribution to existing stockholders, costs of stockholders’ reports and meetings, and any extraordinary expenses. Notwithstanding the foregoing, the Subadviser shall be responsible for all costs associated with any information statements, supplements and/or other disclosure materials that are required pursuant to any “assignment” or actual change in control or management of the Subadviser described in Section 15.B. hereof (including, but not limited to, the legal fees associated with preparation, printing, filing and mailing thereof, as well as any shareholder meeting and/or solicitation costs, if applicable). For all other costs associated with any information statements, supplements and/or other disclosure materials that are for the primary benefit of, or otherwise occur as a result of any event occurring with respect to the Subadviser, the parties agree to work together in good faith to address possible Subadviser payment of those expenses.

D.    Brokerage. Except as otherwise agreed with the Adviser herein or otherwise, the Subadviser will utilize counterparties for futures and options clearing, and ISDAs for over-the-counter derivatives under agreements set up by, or in the name of, the Adviser or the Fund. Notwithstanding the foregoing, at the request of the Adviser and subject to the Adviser’s review and approval, Subadviser may negotiate and enter into such trading terms, ISDAs, control agreements, clearing agreements and other trading arrangements on behalf of the Fund as may be necessary for the

Subadviser to effect transactions for Subadviser Assets with brokers, dealers and counterparties selected by the Subadviser. The Subadviser shall not be liable for any act or omission of any brokerage firm or firms or counterparties designated by the Adviser or chosen by the Subadviser with reasonable care. The Subadviser will be responsible for managing any collateral and margin requirements associated with investments made for the Subadviser Assets and will perform in-house reconciliation procedures on such accounts and provide information regarding such reconciliations to the Adviser upon reasonable request. The Subadviser shall notify the Custodian, the relevant counterparty and the Adviser of any significant discrepancies in the collateral requirements or daily collateral management activity promptly of the Subadviser becoming aware of a discrepancy and shall work to resolve any discrepancies in the collateral requirements or daily collateral management activity promptly after the time as of which the Subadviser becomes aware of such discrepancy. In selecting brokers or dealers to execute transactions on behalf of the Subadviser Assets, it shall be the policy of the Subadviser to seek to obtain best execution and the Subadviser agrees to act in conformance with its best execution policies and procedures. Subadviser shall provide updates of such best execution policies and procedures to the Adviser and the Fund upon the implementation of any material changes made thereto. In assessing best execution, the Subadviser will consider factors it deems relevant, which may include, without limitation, the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer and the reasonableness of the commission, if any, for the specific transaction and on a continuing basis. In selecting brokers or dealers to execute a particular transaction, and in evaluating best execution, the Subadviser is authorized to consider the brokerage and research services (within the meaning of Section 28(e) of the Securities Exchange Act of 1934, as amended) provided to the Fund and/or other accounts over which the Subadviser exercises investment discretion. Other than upon prior written approval by the Adviser, Subadviser will not engage in any transactions with respect to the Subadviser Assets with any affiliate of the Adviser. Subadviser will provide to Adviser a written list of its affiliates and will, from time to time, update such list as necessary. It is expressly understood and agreed that the Adviser: (i) shall provide timely and specific information to Subadviser regarding any restrictions on, or prohibitions against, the acquisition or holding by the Subadviser Assets of any “affiliate” (as such terms are defined in the 1940 Act); and (ii) has provided to Subadviser a list containing any such restricted securities, will update this list from time to time as may be necessary or appropriate, and acknowledges that unless and until such information has been provided to Subadviser, Subadviser is under no obligation to refrain from acquiring any such security on behalf of the Subadviser Assets. If the Adviser is not able to provide identifying information for each affiliate issuer as may be requested by Subadviser, the Adviser hereby acknowledges that Subadviser will use reasonable efforts to implement and monitor such restricted list.

E. Aggregation of Orders. Subject to the Subadviser’s obligations to seek to obtain best execution in selecting brokers or dealers to execute transactions on behalf of the Subadviser Assets as set forth in Section 2D (Brokerage), the Subadviser may to the extent permitted by applicable laws and regulations, but shall be under no obligation to, aggregate the securities and instruments to be so purchased or sold in order to obtain best execution and to elect, where appropriate, any beneficial regulatory treatment, including real time reporting delays. In such event, allocation of the orders, as well as the expenses incurred in the transaction, will be made by the Subadviser in a fair and equitable manner and consistent with the Subadviser’s fiduciary obligations to the Fund and to its other clients and in a manner consistent with the Subadviser’s allocation policies and procedures. Subadviser shall provide updates of its policies and procedures concerning allocations of orders to the Adviser and the Fund upon the implementation of any material changes made thereto. The Adviser recognizes that, in some cases, the Subadviser’s allocation procedure may limit the size of the position that may be acquired or sold for the Subadviser Assets.

F. Books and Records. The Subadviser shall maintain separate detailed records as are required by applicable laws and regulations applicable to the Subadviser, including, without limitation, Rule 31a-3 under the 1940 Act, of all matters hereunder pertaining to the Subadviser Assets (the “Fund’s Records”), including, without limitation, brokerage and other records of all securities transactions. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Subadviser hereby agrees that the Fund’s Records are the property of the Trust and further agrees to provide promptly to the Trust copies of any of such records upon the Fund’s or the Adviser’s request, provided, however, that Subadviser may retain copies of any such records. The Subadviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records relating to its activities hereunder required to be maintained by Rule 31a-1 under the 1940 Act and to preserve the records relating to its activities hereunder required by Rule 204-2 under the Advisers Act for the period specified in said Rule. Notwithstanding the foregoing, Subadviser has no responsibility for the maintenance of the records of the Fund, except for those related to the Subadviser Assets that are required to be maintained by the Subadviser under applicable requirements of the 1940 Act.

G. Subadviser Compliance Responsibilities. The Subadviser and the Adviser acknowledge that the Subadviser is not the compliance agent for the Fund, and does not have access to all of the Trust’s books and records necessary to perform certain compliance testing. However, to the extent that the Subadviser has agreed to perform the services specified in this Agreement, the Subadviser shall perform (i) compliance monitoring designed to ensure compliance as set forth in Section 2A and (ii) periodic compliance testing with respect to the Subadviser Assets as it deems appropriate, based upon information in its possession. The Adviser or the Administrator shall promptly provide the Subadviser with complete and accurate copies of the Trust’s Declaration of Trust, By-Laws, current Prospectus, the Guidelines and any written policies or procedures adopted by the Board and currently in effect applicable to the Subadviser Assets, and shall provide the Subadviser with any amendments or revisions thereto reasonably in advance of such adoptions, amendments or revisions taking effect. Subadviser shall supply such reports or other documentation as reasonably requested from time to time by the Adviser to evidence Subadviser’s compliance with such Prospectus, policies or procedures.

H. Proxy Voting and Corporate Action Authority.

(i)

The Subadviser shall use its good faith judgment in a manner which it reasonably believes best serves the interests of the Fund’s shareholders to vote or abstain from voting all proxies solicited by or with respect to the issuers of any voting securities in the Subadviser Assets. The Subadviser may use recommendations from a third party in order to make voting decisions and may use a third party service provider to perform the voting (a “Third Party Proxy Voting Service Provider”). The Custodian shall cause to be forwarded to the Subadviser or Third Party Proxy Voting Service Provider all proxy solicitation materials that the Fund or its representatives may receive. The Subadviser agrees that it has adopted written proxy voting procedures that comply with the requirements of the 1940 Act and the Advisers Act. The Subadviser further agrees that it will provide the Board as the Board may reasonably request, with a written report of the proxies voted during the most recent 12-month period or such other period as the Board may designate, in a format reasonably requested by the Board. Upon reasonable request, Subadviser shall provide the Adviser or the Administrator with all proxy voting records relating to the Subadviser Assets, including but not limited to those required by Form N-PX. The Subadviser will also provide an annual certification, in a form reasonably acceptable to Adviser, attesting to the accuracy and completeness of such proxy voting records. For the avoidance of doubt, the Subadviser has sole and full discretion to vote (or not to vote) any securities constituting the Subadviser Assets and the Adviser will not, directly or indirectly, attempt to influence the Subadviser’s voting decisions. The Adviser understands that the Subadviser shall be responsible for voting proxies only if the proxies and related proxy materials are received by the Subadviser or its designee from the Custodian in good order and in a timely manner.

(ii)

The investment authority granted to the Subadviser shall include the authority to exercise whatever powers the Adviser may possess with respect to any of its assets held in the Subadviser Assets, including, but not limited to, the power to exercise rights, options, warrants, conversion privileges, and redemption privileges, and to tender securities pursuant to a tender offer. The Subadviser will use commercially reasonable efforts to elect on corporate actions within the time frame prescribed by the Custodian or other agent of the Subadviser Assets.

(iii)

The Subadviser will not file class action claim forms or otherwise exercise any rights the Adviser may have with respect to participating in, commencing or defending suits or legal proceedings involving securities or issuers of securities held in, or formerly held in, the Subadviser Assets, unless the Subadviser and the Adviser mutually agree in writing that the Subadviser Assets takes any such actions.

I. Use of Names.

(i)

The Subadviser shall not use the name, logo, insignia, or other identifying mark of the Trust, the Fund or the Adviser or any of their affiliates or any derivative or logo or trade or service mark thereof, or disclose information related to the business of the Adviser or any of its affiliates in material relating to the Subadviser in any manner not approved in writing prior thereto by the Adviser; provided, however, that during the term of this Agreement, the Subadviser may use the Adviser’s or the Trust’s name and that of their affiliates which merely refer in accurate terms to the appointment of the Subadviser hereunder or which are required by the SEC, a state securities commission, law, regulation, court order or other similar request or demand or as otherwise permitted pursuant to this Agreement.

(ii)

It is understood that the name “Pacific Investment Management Company LLC” and “PIMCO” and any derivative thereof and certain trade names, trademarks, service marks and/or logos associated with such names (“PIMCO Marks”) are the valuable property of PIMCO and its affiliates. The Adviser, Trust and/or the Funds may use the PIMCO Marks in the offering materials of the Funds or other written marketing materials regarding the Fund with the prior written approval of PIMCO, which approval shall not be unreasonably withheld or delayed for so long as PIMCO is the Subadviser to the Trust and/ or Funds, provided that no approval is required for fund materials or communications that contain only the name and/or the fact of the appointment or role of the Subadviser with the Fund or language that is identical to previously-approved language from the current Fund Prospectus or Statement of Additional Information. The Subadviser agrees to use commercial reasonable efforts to review all material promptly, but no later than ten days of their receipt thereof. The permission to use the PIMCO Marks is non-exclusive, non-transferable, non-sublicensable and non-assignable. In obtaining permission to use the PIMCO Marks for this purpose, the Adviser, Trust, and/or the Funds will acquire no right, title, or interest whatsoever to any of the PIMCO Marks. The Adviser, Trust, and/or Funds shall not edit, excerpt or modify the PIMCO Marks in any way. Upon termination of this Agreement, between the Adviser and the Sub-Adviser, the Adviser, Trust, and Funds shall immediately cease to use such name (or derivative or logo), except as may be required by law or regulation.

J. Other Subadvisers. With respect to any Fund, (i) without the prior written consent of the Adviser, the Subadviser will not consult with any other subadviser to that Fund (including, in the case of an offering of securities subject to Section 10(f) of the 1940 Act, any subadviser that is a principal underwriter or an affiliated person of a principal underwriter of such offering) concerning transactions for that Fund in securities or other assets, except, in the case of transactions involving securities of persons engaged in securities-related businesses, for purposes of complying with the conditions of paragraphs (a) and (b) of Rule 12d3-1 under the 1940 Act; and (ii) the Subadviser is responsible only for providing advice and the other services set forth herein with respect to the Subadviser Assets. Pursuant to Rule 17a-10 of the 1940 Act, the Adviser agrees that it will include a provision substantially similar to this Section 2J in each other subadvisory agreement relating to the Fund.

K. Portfolio Holdings. The Subadviser will not disclose, in any manner whatsoever, any list of securities held by the Fund or a list of Subadviser Assets, other than (i) in accordance with the Fund’s portfolio holdings disclosure policy, (ii) to third party service providers that reasonably require such information to perform services with respect to the Subadviser Assets so long as such third party service providers are subject to confidentiality restrictions and covenants, (iii) as otherwise directed in writing by the Adviser or (iv) as required by applicable law, regulation, court order or other similar request or demand (including in connection with Section 15 of the 1940 Act). The foregoing shall not prohibit the Subadviser’s disclosure of portfolio securities and instruments held by any of its other client accounts or investment funds which pursue similar strategies to the Fund.

L.    Business Continuity. The Subadviser has established and will keep in effect a “disaster recovery” preparedness plan that sets forth procedures for recovery of critical business functions at minimum operating levels and is designed so that it can be implemented within a 24-hour time period. The Subadviser shall notify the Adviser, as soon as practicable by telephone, electronic mail or such other method of prompt communication as may be available under the circumstances, of the occurrence of any event requiring the Subadviser to implement any procedures under such plan.

M.    Cybersecurity. The Subadviser has established and will keep in effect policies and procedures reasonably designed to detect and prevent cybersecurity breaches, including without limitation, malware, viruses, and other unauthorized access to information and information systems maintained by the Subadviser. The Subadviser shall notify the Adviser, as soon as practicable by telephone, electronic mail or such other method of prompt communication as may be available under the circumstances, of the occurrence or threat of any event that results in any unauthorized access to or modification of, loss or misuse of, or impairment of the integrity or availability of, any such information or information systems maintained by the Subadviser that is reasonably likely to result in the loss or misuse of information regarding the Fund.

N.    Subadviser Rights to Performance Record. Notwithstanding anything else to the contrary herein, the Subadviser shall retain a right to use the investment performance and track record of the Subadviser Assets (including in marketing) to the extent permitted by law, provided that the name of the Fund and the Trust is not specifically identified without the prior written approval of the Trust. Further, for the avoidance of doubt, the Subadviser shall be entitled to retain and use records of each of its transactions and other records pertaining to the Subadviser Assets and the Fund as are necessary to support any such uses of the investment performance and track record.

O.    Subadviser Trade Errors and Breaches. The Subadviser shall notify the Adviser as promptly as reasonably practicable upon detection of any trade error or any breach of Guidelines or breach of other applicable limitations or requirements (a “Breach”) in connection with its management of the Subadviser Assets and the Subadviser shall commence action to correct any trade error or Breach promptly upon detection of any trade error in connection with its management of the Subadviser Assets. In the event of a trade error or Breach in connection with its management of the Subadviser Assets, the Subadviser shall provide reasonable documentation to the Adviser describing the trade error or Breach and the action, if any, to be taken to prevent future occurrences of such trade error or Breach or, alternatively, a statement that the Subadviser has reviewed its existing controls, found them reasonably designed to prevent additional trade errors or Breaches in the future and has determined that no further action is required. The parties agree to work together in good faith to resolve trade errors or Breaches, which could include remediation by the Subadviser and/or reimbursement from the Subadviser to the Fund of certain costs, losses and expenses incurred due to a trade error or Breach deemed by the parties to be caused by the Subadviser. The Subadviser shall provide the Adviser and the Trust, or their agents, with access to documents and information within its possession or control reasonably necessary to assess, analyze and correct any trade error or Breach.

3.    Compensation of Subadviser. The Adviser, or the Fund on behalf of the Adviser, will pay the Subadviser, with respect to each Fund on Appendix A attached hereto, the compensation specified in Appendix A. Further, the Subadviser agrees to the representations regarding the fee structure specified in Appendix A. In the case of termination of this Agreement with respect to the Fund during any calendar month, the fee with respect to the Subadviser Assets accrued to, but excluding, the date of termination (as of the open of business) shall be paid promptly following such termination.

4.    Standard of Care.

A. The Subadviser shall exercise its best judgment in rendering its services described in this Agreement. Except as may otherwise be required by the 1940 Act or the rules thereunder or other applicable law, or as otherwise provided in Section 2O above and Section 5 below, the Subadviser shall not be liable for the acts or omissions of any other fiduciary respecting the Subadviser Assets or for any error of judgment or mistake of law or for acting in accordance with specific directions or instructions from the Adviser or for any loss suffered by the Funds or the Adviser in connection with the matters to which this Agreement relates, except a loss resulting from Subadviser’s willful misfeasance, bad faith or gross negligence on its part in the performance of its duties hereunder, or from reckless disregard by it of its obligations and duties under this Agreement or from its material breach of this Agreement. Without limiting the generality of the foregoing, the Subadviser will not be liable for any indirect, special, incidental or consequential damages. It is acknowledged and agreed that any trade error that results in a gain to a Fund shall inure to the benefit of the Fund.

B. The Subadviser is expressly authorized to rely upon any and all instructions, approvals and notices given on behalf of the Adviser by any one or more of those persons designated as representatives of the Adviser whose names, titles and specimen signatures appear in Appendix C attached hereto. The Adviser shall provide a Secretary Certificate, Incumbency Certificate, or similar document indicating that the persons designated as representatives have the authority to bind the Adviser. The Adviser may amend such Appendix C from time to time by written notice to the Subadviser. Subadviser shall continue to rely upon these instructions until notified by the Adviser to the contrary.

5.    Indemnification.

A. The Adviser shall indemnify the Subadviser and the Subadviser’s affiliates, agents, controlling persons, directors, partners, officers, employees and shareholders (collectively, the “Subadviser Indemnified Parties”) against, and hold such Subadviser Indemnified Parties harmless from, any reasonable costs, expense, claim, loss, liability, judgment, fine, settlement or damage (including reasonable legal and other expenses) (collectively, “Losses”) arising out of any claim, demands, actions, suits or proceedings (civil, criminal, administrative or investigative) asserted or threatened to be asserted by any third party (collectively, “Proceedings”) in so far as such Loss (or actions with respect thereto) arises out of or is based upon (i) any material misstatement or omission of a material fact in the Fund’s Prospectus, registration statement, proxy materials or reports filed with the SEC, unless and to the extent such material misstatement or omission was made in reliance upon, and is consistent with, information furnished in writing to the Adviser by any Subadviser Indemnified Party for use therein; (ii) the Adviser’s willful misfeasance, bad faith or gross negligence in the performance of its duties hereunder or the Adviser’s reckless disregard of its obligations and duties under this Agreement or the Adviser’s material breach of this Agreement; or (iii) any material breach by the Adviser of this Agreement including, without limitation, any representation or warranty contained herein. This indemnity shall survive the termination of this Agreement.

B. The Subadviser shall indemnify the Trust, the Adviser and each of their respective affiliates, agents, controlling persons, directors, members of the Board, partners, officers, employees and shareholders (the “Adviser Indemnified Parties”) against, and hold them harmless from, any and all Losses arising out of any Proceedings in so far as such Loss (or actions with respect thereto) arises out of or is based upon (i) any material misstatement or omission of a material fact in information regarding the Subadviser furnished in writing to the Adviser by the Subadviser for use in the Fund’s Prospectus, registration statement, proxy materials or reports filed with the SEC; (ii) the failure of the Subadviser to execute, or cause to be executed, portfolio investment transactions according to the requirements of applicable law, including the 1940 Act, the Code, the Prospectus and the Guidelines; (iii) any material breach by the Subadviser of this Agreement including, without limitation, any representation or warranty contained herein (and other written instructions given by the Board or the Adviser to the Subadviser in accordance with this Agreement); or (iv) the Subadviser’s willful misfeasance, bad faith or gross negligence in the performance of its duties hereunder or the Subadviser’s reckless disregard of its obligations and duties under this Agreement.

6.    Non-Exclusivity. The services of the Subadviser to the Adviser with respect to the Subadviser Assets are not to be deemed to be exclusive, and the Subadviser and its affiliates shall be free to render any investment advisory or any other services to others whether similar or dissimilar in nature to the services hereunder (including other investment companies) and to engage in any other activities. It is understood and agreed that the directors, officers, and employees of the Subadviser are not prohibited from engaging in any other business activity or from rendering services to any other person, or from serving as partners, officers, directors, trustees, or employees of any other firm or corporation, including other investment companies.

The Adviser acknowledges that the Subadviser now acts and from time to time hereafter may act as investment adviser or sub-investment adviser to one or more private funds, investment companies and fiduciary or other managed accounts (collectively, the “accounts”), and the Adviser has no objection to the Subadviser so acting. The Adviser acknowledges that while the Subadviser Assets and other accounts may invest in the same type of securities, the Subadviser may give advice or exercise investment responsibility and take such other action with respect to such other accounts which may differ from advice given or the timing or nature of action taken with respect to the Subadviser Assets; provided, however, that any such advice is consistent with the Subadviser’s fiduciary duties and obligations to the Subadviser Assets. The Adviser acknowledges that the investment results achieved by the Subadviser may not be the same as the investment results achieved by any other account or investment product advised by the Subadviser, including products or accounts with similar names, investment objectives, benchmarks or policies.

In addition, it is understood that the persons employed by the Subadviser to assist in the performance of the Subadviser’s duties hereunder will not devote their full time to such services and nothing contained herein shall be deemed to limit or restrict the Subadviser’s right or the right of any of the Subadviser’s affiliates to engage in and devote time and attention to other businesses or to render services of whatever kind or nature.

The Subadviser shall, for all purposes hereof, be an independent contractor and, except as expressly provided hereunder, the Subadviser shall have no authority to act for or represent the Fund or the Adviser in any way or otherwise be deemed an agent of the Fund or the Adviser.

7.    Maintenance of Insurance. During the term of the Agreement and for a period of one year after the termination hereof, Subadviser will be covered by errors and omissions insurance, fidelity bond coverage and commercial general liability insurance coverage maintained by the Subadviser or any of its affiliates each in a commercially reasonable amount based upon the amount of assets managed by the Subadviser and industry standards. Subadviser shall upon reasonable request provide to the Adviser any information it may reasonably require concerning the amount of or scope of the insurance and shall promptly notify the Adviser if the issuer or the amount of the foregoing policies shall change.

8.    Confidentiality.

A. Each party to this Agreement shall keep confidential any nonpublic information concerning the other party and will not use or disclose such information for any purpose other than to a limited number of employees, attorneys, accountants, affiliates and other advisers (collectively, “Representatives”) for which such disclosure is necessary for the performance of its responsibilities and duties hereunder. Nonpublic information shall not include information a party to this Agreement can clearly establish was (a) known to such party prior to disclosure to such party by the other party or its representatives and not otherwise subject to a separate confidentiality obligation (b) rightfully acquired by the party from third parties whom the party reasonably believes after due inquiry are not under an obligation of confidentiality to the other party to this Agreement; (c) placed in public domain without fault of the party or its affiliates; or (d) independently developed by the party without reference or reliance upon the nonpublic information. Neither party shall use the information provided by the other party to trade for their own account or, without the other party’s consent, for the account of any other person (other than the Fund).

B. The Subadviser may disclose information relating to the Adviser, Trust, Funds and/or the Subadviser Assets to its associates, to any of its delegates and other agents under the Agreement, to any market counterparty or any broker (in accordance with market practice) in relation to transactions undertaken for the Subadviser Assets, and to the Custodian, in order to assist or enable the proper performance of its services under the Agreement. Subject to the Guidelines, the Subadviser and any trading counterparties are authorized to disclose transaction and other information to data repositories and regulators for the purposes of meeting applicable transaction and other regulatory reporting requirements. The Subadviser may mention the Adviser’s or the Trust’s name in a list of its clients.

C. The Adviser or the Fund may disclose information relating the Subadviser and/or the Subadviser Assets to its affiliates’ officers, directors employees (including the officers, directors and employees of JPMC’s corporate parent and those of such parent’s direct and indirect subsidiaries), agents, advisors, attorneys, service providers, accountants, and employees of other contractors or consultants retained by JPMC (including those retained by JPMC’s corporate parent or such parent’s direct or indirect subsidiaries) in order to enable the proper performance of its responsibilities and duties hereunder or if such disclosure is expressly required or requested by applicable federal or state regulatory authorities or other judicial or governmental process; provided, that the receiving party advises the entity to which disclosure is made of the confidential nature of the information.

D. All third parties listed in the provisions above receiving non-public information shall (a) have a need to know such information for its performance in connection with the Fund; and (b) have been informed of the confidential nature of the information, and have been directed by the receiving party to maintain the confidential and proprietary nature of such information to the extent required of the receiving party hereto.

9.    Term of Agreement. This Agreement shall become effective as of the date of its execution and shall continue in effect for a period of two years from the date of execution. Thereafter, this Agreement shall continue automatically for successive annual periods, provided such continuance is specifically approved at least annually by (i) the Board or (ii) a vote of a “majority” (as defined in the 1940 Act) of the Fund’s outstanding voting securities, provided that in either event the continuance also is approved by a majority of the Board who are not “interested persons” (as defined in the 1940 Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. This Agreement is terminable at any time (including during the initial two year term), without penalty, (i) on 61 days’ written notice by the Adviser, or (ii) on 60 days’ written notice by the Board, by vote of holders of a majority of the Fund’s shares, or (iii) by the Subadviser, and will terminate five business days after the Subadviser receives written notice of the termination of the Advisory Agreement between the Trust and the Adviser. This Agreement also will terminate automatically in the event of its Assignment (as defined in the 1940 Act).

10.    Representations of Subadviser. The Subadviser represents, warrants, and agrees on each day during the term of this Agreement as follows:

A. The Subadviser: (i) is registered as an investment adviser under the Advisers Act and will continue to be so registered for so long as this Agreement remains in effect; (ii) meets, and will continue to meet for so long as this Agreement remains in effect, any other applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory organization, necessary to be met in order to perform the services contemplated by this Agreement; (iii) has all necessary federal and state governmental, regulatory and commodity exchange licenses and approvals required to conduct its business as contemplated hereby; (iv) is and will continue to be operated in compliance in all material respects with all applicable laws, rules, and regulations; (v) has in effect all filings and registrations with federal and state governmental and regulatory agencies required to conduct its business and to act as described herein or required to perform its obligations hereunder (including, by way of example only but without limitation, to the extent required, registration with the Commodity Futures Trading Commission (the “CFTC”) as a commodity trading advisor under the Commodity Exchange Act, as amended (the “CEA”) and membership with the National Futures Association (the “NFA”)), and the performance of such obligations will not materially violate or result in a material breach of any provision of the Subadviser’s certificate of formation or operating agreement; (vi) has the authority to enter into and perform the services contemplated by this Agreement; (vii) will promptly notify the Adviser of the occurrence of any event that would disqualify the Subadviser from serving as an investment adviser of an investment company pursuant to Section 9(a) of the 1940 Act or otherwise; and (viii) will manage the Subadviser Assets in a manner consistent with the Subadviser’s code of ethics (the “Code of Ethics”) and its compliance policies and procedures.

B. The Subadviser has adopted a written Code of Ethics complying with the requirements of Rule 17j-1 under the 1940 Act and, if it has not already done so, will provide the Adviser and the Trust with a summary of such code of ethics. On a quarterly basis upon written request of the Adviser, the Subadviser will comply with the reporting requirements of Rule 17j-1, which may include (i) certifying to the Adviser that the Subadviser and its Access Persons have complied with the Subadviser’s Code of Ethics with respect to the Subadviser Assets and (ii) identifying any material violations of the Subadviser’s Code of Ethics which have occurred with respect to the Subadviser Assets. Upon the reasonable request of the Adviser, the Subadviser shall permit the Adviser, its employees or its agents to examine the reports required to be made by the Subadviser pursuant to Rule 17j-1.

C. The Subadviser has adopted and implemented written policies and procedures, as required by Rule 206(4)-7 under the Advisers Act, which are reasonably designed to prevent violations of the federal securities laws by the Subadviser, its employees, officers and agents. Upon reasonable request, the Subadviser shall provide the Adviser with access to the records relating to such policies and procedures as they relate to the Subadviser Assets. The Subadviser will also provide, at the reasonable request of the Adviser, periodic certifications, in a form mutually agreed to by the Adviser and Subadviser, attesting to such written policies and procedures. In addition, on an annual basis, the Subadviser will provide the Adviser with a summary of their annual review of its policies and procedures as required by Rule 206(4)-7 of the Advisers Act.

D. The Subadviser has provided the Adviser and the Trust with a copy of its Form ADV Part 2 as most recently filed with the SEC and hereafter will provide a copy of its annual amendment to the Adviser. The Adviser acknowledges receipt of the Subadviser’s Form ADV more than 48 hours prior to the execution of this Agreement.

E. The written information provided by the Subadviser to the Adviser, the Fund and/or the Trust for use in (i) the Fund’s Prospectus, registration statement or proxy materials (the “Offering Materials”) and/or (ii) advertisements or sales literature or in communications with the Board, governmental or self-regulatory authorities or reports filed with the SEC (only when considered together with the other information included in the Offering Materials) does not, as of the date hereof, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading in any material respect.

F. The execution and delivery of this Agreement, the incurrence of the obligations herein set forth and the consummation of the transactions contemplated herein will not constitute a breach of, or default under, any instrument by which the Subadviser is bound or any order, rule, statue or regulation applicable to the Subadviser of any court or any governmental body or administrative agency having jurisdiction over the Subadviser, including, without limitation the 1940 Act or the Advisers Act.

G. The Subadviser is not in default of any material obligation to which it is bound or agreement to which it is a party, nor is the Subadviser in violation of any statute, regulation, law, order, writ, injunction, judgment or decree to which it is subject, which default or violation would materially adversely affect the business or financial condition of the Subadviser or are reasonably likely to have a material adverse effect on the Subadviser’s ability to carry out its obligations to the Fund under this Agreement.

H. Other than as may have been disclosed in writing to the Adviser, there is not pending, or to the best of the Subadviser’s knowledge threatened, any action, suit or proceeding before or by any court or other governmental body to which the Subadviser is a party, or to which any of the assets of the Subadviser are subject, which would reasonably be expected to have a material adverse effect on the Subadviser’s ability to perform its obligations under this Agreement. Other than as may have been disclosed in writing to the Adviser, the Subadviser has not received any notice of an investigation or warning letter from any regulatory organization, including, without limitation, the SEC, the NFA or the CFTC regarding material non-compliance by the Subadviser with any rule, regulation or statute, which notice or letter is reasonably expected to result in a material adverse effect on the Subadviser’s ability to perform its obligations under this Agreement.

I. This Agreement has been duly and validly authorized, executed and delivered by the Subadviser and constitutes a legal, valid and binding agreement of the Subadviser enforceable in accordance with its terms except as may be limited by bankruptcy, insolvency laws and principals and doctrines of equity.

J. The Subadviser is an entity duly organized and validly existing and in good standing under the laws of the jurisdiction of its organization and in good standing in each other jurisdiction in which the nature or conduct of its business requires such qualification and the failure to be duly qualified would materially affect the Subadviser’s ability to perform its obligations under this Agreement. The Subadviser has full power and authority to perform its obligations under this Agreement and it has the requisite power and authority to own property, perform its obligations and conduct its business.

K. Except as otherwise agreed by the Adviser, the Subadviser will manage the investments of the Subadviser Assets in accordance with the exemption provided in CFTC Rule 4.5.

L. The Subadviser has policies and procedures to ensure compliance with all applicable laws, rules and regulations, including without limitation, economic sanctions programs (“Sanctions”), such as those administered or promulgated by the U.S. Department of the Treasury’s Office of Foreign Assets Control, the European Union, and the United Nations Security Council; and neither the execution or delivery of this Agreement by the Subadviser nor any action taken in its performance of its obligations hereunder shall cause the Trust or the Adviser to be in violation of Sanctions; and neither the execution or delivery of this Agreement by the Subadviser nor its performance of its obligations hereunder shall conflict with, violate, breach or constitute a default under any term or provision of its constituent or governing documents or any indenture, mortgage, deed of trust, instrument, agreement or other document to which the Subadviser is a party or by which it is bound or to which any of its assets are subject or any applicable statute, law, rule, regulation, order or other legal requirement applicable to the Subadviser or any of its assets.

If at any time, any event shall occur which would make any of the foregoing representations and warranties of the Subadviser no longer true and accurate in any material respect, the Subadviser shall notify the Adviser as soon as is reasonably practicable, except as prohibited by applicable law.

11.    Representations of Adviser. The Adviser represents, warrants, and agrees, on each day during the term of this Agreement, as follows:

A. The Adviser: (i) is registered as an investment adviser under the Advisers Act and will continue to be so registered for so long as this Agreement remains in effect; (ii) has the authority to enter into and perform the services contemplated by this Agreement; (iii) will promptly notify the Subadviser of the occurrence of any event that would disqualify the Adviser from serving as an investment adviser of an investment company pursuant to Section 9(a) of the 1940 Act or otherwise unless exemptive relief has been obtained; (iv) is and will continue to be operated in compliance in all material respects with all applicable laws, rules, and regulations necessary to be met in order to advise the Fund and to perform the services contemplated by this Agreement; and (v) has in effect all filings and registrations with federal and state governmental and regulatory agencies required to conduct its business for the Fund and to act as described herein or required to perform its obligations to the Trust.

B. The Trust is duly organized and validly existing and in good standing under the laws of the jurisdiction of its organization and in good standing in each other jurisdiction in which the nature or conduct of its business requires such qualification, and is registered as an investment company under the 1940 Act and shall maintain such registration in good standing throughout the term of this Agreement.

C. Neither the Offering Materials nor any advertisements or sales literature regarding the Fund contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading in any material respect.

D. The Adviser is an entity duly organized and validly existing and in good standing under the laws of the jurisdiction of its organization and in good standing in each other jurisdiction in which the nature or conduct of its business requires such qualification and the failure to be duly qualified would materially affect the Adviser’s ability to perform its obligations under this Agreement. The Adviser has full power and authority to perform its obligations under this Agreement and it has the requisite power and authority to own property, perform its obligations and conduct its business.

E. The Adviser is not in default of any material obligation to which it is bound or agreement to which it is a party, nor is the Adviser in violation of any statute, regulation, law, order, writ, injunction, judgment or decree to which it is subject, which default or violation would materially adversely affect the business or financial condition of the Adviser or its ability to provide services to the Trust or are reasonably likely to have a material adverse effect on the Adviser’s ability to carry out its obligations to the Trust.

F. Other than as may have been disclosed in writing to the Subadviser, there is not pending, or to the best of the Adviser’s knowledge threatened, any action, suit or proceeding before or by any court or other governmental body to which the Adviser is a party, or to which any of the assets of the Adviser are subject, which would reasonably be expected to have a material adverse effect on the Adviser’s ability to perform its obligations under this Agreement. Other than as may have been disclosed in writing to the Subadviser, the Adviser has not received any notice of an investigation or warning letter from any regulatory organization, including, without limitation, the SEC, the NFA or the CFTC regarding material non-compliance by the Adviser with any rule, regulation or statute, which notice or letter is reasonably expected to result in a material adverse effect on the Adviser’s ability to perform its obligations under this Agreement. Other than as may have been disclosed in writing to the Subadviser, the Trust has not received any notice of an investigation or warning letter from any regulatory organization, including, without limitation, the SEC, the NFA or the CFTC regarding material non-compliance by the Trust with any rule, regulation or statute, which notice or letter is reasonably expected to result in a material adverse effect on the Subadviser Assets.

G. The execution and delivery of this Agreement, the incurrence of the obligations herein set forth and the consummation of the transactions contemplated herein will not constitute a breach of, or default under, any instrument by which the Adviser is bound or any order, rule, statue or regulation applicable to the Adviser of any court or any governmental body or administrative agency having jurisdiction over the Adviser including, without limitation the 1940 Act or the Advisers Act.

H. This Agreement has been duly and validly authorized, executed and delivered by the Adviser and constitutes a legal, valid and binding agreement of the Adviser enforceable in accordance with its terms. This Agreement has been duly approved by the Trust and the Board in accordance with all applicable requirements of the 1940 Act.

I. When fully seeded, each Fund is a “qualified institutional buyer” (“QIB”) as defined in Rule 144A under the Securities Act of 1933, as amended, and the Adviser will promptly notify the Subadviser if a Fund ceases to be a QIB.

J. When fully seeded, each Fund is a “qualified eligible person” (“QEP”) as defined in Commodity Futures Trading Commission Rule 4.7 (“CFTC Rule 4.7”), and the Adviser will promptly notify the Subadviser if a Fund ceases to be a QEP, and hereby consents to be treated as an “exempt account” under CFTC Rule 4.7.

K. Subadviser Assets are free from all liens and charges, and undertakes that no liens or charges will arise from the act or omissions of the Adviser, the Trust, or the Fund which may prevent the Subadviser from giving a first priority lien or charge on the assets solely in connection with the Subadviser’s authority to direct the deposit of margin or collateral to the extent necessary to meet the obligations of the Subadviser Assets with respect to any investments made pursuant to the Guidelines.

L. The Adviser has established “know your customer” policies and procedures that comply with all applicable regulations and which are reasonably designed to detect and prevent each Fund from using the Sub-Advisor’s services for illegal purposes, including to launder money or finance terrorist activities. To the best of Adviser’s knowledge, the Subadviser Assets do not contain funds derived from unlawful activity and/or violates U.S. anti-money laundering laws.

M. The Adviser agrees to annually provide the Sub-Advisor, , with a list of (i) each “government entity,” as defined in Rule 206(4)-5 under the Advisers Act, invested in the Fund where the account of such government entity can reasonably be identified as being held in the name of or for the benefit of such government entity on the records of the fund or its transfer agent; and (ii) each government entity that sponsors or establishes a 529 Plan and has selected the Fund as an option to be offered by such 529 Plan, to the extent applicable and at such time as requested by the Sub-Advisor.

If at any time, any event shall occur which would make any of the foregoing representations and warranties of the Adviser no longer true and accurate in any material respect, the Adviser shall notify the Subadviser as soon as is reasonably practicable, except as prohibited by applicable law.

12.    Provision of Certain Information by Subadviser.

A. The Subadviser will promptly notify the Adviser, as permitted by applicable law, (1) in the event the SEC, CFTC, NFA or other US or non-US governmental or self-regulatory authority has (i) censured the Subadviser or any of its affiliates; (ii) placed limitations upon its (or any affiliate’s) activities, functions or operations which may reasonably be expected to have a material adverse effect on the Subadviser’s ability to perform its obligations under this Agreement; (iii) suspended or revoked its (or any affiliate’s) registration, if any, as an investment adviser; or (iv) has commenced proceedings or a formal investigation that may reasonably be expected to have a material adverse effect on the Subadviser’s ability to perform its obligations under this Agreement; (2) upon having a reasonable basis for believing that the Subadviser Assets, assuming the Subadviser Assets constituted a separate investment company registered under the 1940 Act, have ceased to qualify or might reasonably be expected to fail to qualify as a regulated investment company under Subchapter M of the Code, except as otherwise provided for in the Guidelines; or (3) there occurs any (a) conviction, settlement or plea of guilty or no contest by the Subadviser or any of its affiliates, or any principal or officer or portfolio manager who manages the Subadviser Assets (the “Relevant Persons”) regarding any felony, securities law-related misdemeanor or any criminal misdemeanor involving theft or fraud, (b) settlement with or final determination by any regulatory authority involving a material violation of a securities law or regulation on the part of any Relevant Person; (c) formal allegation by any US or non-US governmental or self-regulatory body (including, but not to, limited to Wells Notices) of fraud, embezzlement, money laundering, insider trading, market manipulation or abuse, or breach of regulation with reference to, any Relevant Persons or the initiation of any such Proceeding (as defined in the general instructions to Form ADV) against any Relevant Persons; (d) disciplinary information that Subadviser is obligated to disclose to its clients under Item 11 of Form ADV Part 1A or Item 9 of Form ADV Part 2A; (e) material breach of this Agreement of which the Subadviser is aware; or (f) any other event which could, in the reasonable determination of the Subadviser, have a material adverse effect on the Subadviser’s ability to carry out its obligations to the Fund under this Agreement.

B. As reasonably requested by the Trust on behalf of the Trust’s officers and in accordance with the scope of Subadviser’s obligations and responsibilities contained in this Agreement, Subadviser will provide reasonable assistance to the Trust in connection with the Trust’s compliance with the Sarbanes-Oxley Act and the rules and regulations promulgated by the SEC thereunder, and Rule 38(a) – 1 of the 1940 Act. Such assistance shall include, but not be limited to, (i) providing such reports and certifications as the Chief Compliance Officer of the Fund may reasonably request pursuant to Rules 17j-1 and 38a-1 under the 1940 Act and Rule 206(4)-7 under the Advisers Act; (ii) reasonably facilitating and cooperating with third-party audits arranged by the Trust to evaluate the effectiveness of its compliance controls; (iii) providing the Trust’s chief compliance officer with direct reasonable access to its chief compliance officer; (iv) providing the Trust’s chief compliance officer with such periodic reports as may be reasonably requested to allow the Trust’s chief compliance officer to address in his or her annual written report to the Board pursuant to Rule 38a-1 the operation of the policies and procedures of the Subadviser as they relate to the Subadviser Assets; and (v) providing special reports in the event of “material compliance matters,” as defined by Rule 38a-1(e)(2), relating to the Subadviser Assets, as soon as is reasonably practicable and permitted by applicable law. Further, Subadviser is aware that: (a) the Chief Executive Officer (Principal Executive Officer) and Treasury/Chief Financial Officer (Principal Financial Officer) of the Trust (collectively, “Certifying Officers”) currently are required to certify the Trust’s periodic reports on Form N-CSR pursuant to Rule 30a-2 under the Investment Company Act of 1940, as amended; and (b) the Certifying Officers must rely upon certain matters of fact generated by Subadviser of which they do not have firsthand knowledge. Consequently, Subadviser will provide the Adviser, the Trust or the Board with such information and assurances (including any sub-certifications) as the Adviser, the Trust or the Board may reasonably request from time to time in order to assist the Trust in its preparation of periodic reports on Form N-CSR.

13.    Provision of Certain Information by the Adviser. The Adviser shall timely furnish the Subadviser with such additional information as may be reasonably necessary for, and reasonably requested by, the Subadviser to perform its responsibilities pursuant to this Agreement. The Adviser will also promptly notify the Subadviser, as permitted by applicable law: (1) in the event that the SEC, CFTC, NFA or other US or non-US governmental or self-regulatory authority has (i) censured the Adviser or the Trust; (ii) placed limitations upon either of their activities, functions, or operations which may reasonably be expected to have a material adverse effect on the Adviser’s ability to perform its obligations under this Agreement or have a material adverse effect on the Trust; (iii) suspended or revoked the Adviser’s registration as an investment adviser; or (iv) has commenced proceedings or an investigation that may reasonably be expected to have a material adverse effect on the Adviser’s ability to perform its obligations under this Agreement; (2) upon having a reasonable basis for believing that the Fund has ceased to qualify or might reasonably be expected to fail to qualify as a regulated investment company under Subchapter M of the Code; or (3) any event which could have a material adverse effect on the Subadviser’s ability to carry out its obligations to the Fund under this Agreement.

14.    Amendment of Agreement. No provision of this Agreement may be changed, waived, discharged, or terminated orally, but only by an instrument in writing signed by both parties.

15.    Miscellaneous.

A. Governing Law. This Agreement shall be construed in accordance with the laws of the State of New York, without giving effect to the conflicts of laws principles thereof, and with the 1940 Act. To the extent that the applicable laws of the State of New York conflict with the applicable provisions of the 1940 Act, the latter shall control.

B. Notification of Changes. The Subadviser will notify the Adviser of any “assignment” or actual change in control or management of the Subadviser within the meaning of Section 2(a)(4) and Rule 2a-6 under the 1940 Act, and Section 202(a)(1) and Rule 202(a)(1)-1 under the Advisers Act, in each case prior to or promptly after such change. In addition, the Subadviser will notify the Adviser of any changes in the key personnel of the Subadviser involved in the management and oversight of the Subadviser Assets, including portfolio managers and senior management or any performing a similar role with respect to the Subadviser Assets,.

C. Captions. The Captions contained in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

D. Entire Agreement. This Agreement represents the entire agreement and understanding of the parties hereto and shall supersede any prior agreements between the parties relating to the subject matter hereof.

E. Definitions. Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act shall be resolved by reference to such term or provision of the 1940 Act and to interpretations thereof, if any, by the United States courts or, in the absence of any controlling decision of any such court, by rules, releases or orders of the SEC validly issued pursuant to the Act. As used in this Agreement, the terms “majority of the outstanding voting securities,” “affiliated person,” “interested person,” “assignment,” “broker,” “investment adviser,” “net assets,” “sale,” “sell,” and “security” shall have the same meaning as such terms have in the 1940 Act, subject to such exemptions as may be granted by the SEC by any rule, release or order. Where the effect of a requirement of the federal securities laws reflected in any provision of this Agreement is made less restrictive by a rule, release, or order of the SEC, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, release, or order.

F. Notices and Communications. Any notice herein required is to be in writing and is deemed to have been given to Subadviser or Adviser upon receipt of the same at their respective addresses set forth below. All written notices required or permitted to be given under this Agreement will be delivered by personal service, by postage mail return receipt requested, by email or similar means of delivery that provide evidence of receipt.

All notices to Adviser shall be sent to: J.P. Morgan Private Investments Inc., 270 Park Avenue, 5th Floor, New York, NY 10017, Attention: Mary Savino email: mary.savino@jpmorgan.com.

All notices to Subadviser shall be sent to: Pacific Investment Management Company LLC, Newport Beach, CA 92660, Attention: General Counsel; E-mail: IMAnotices@pimco.com; cc: Lance Washington, Account Manager; E-mail: Lance.Washington@pimco.com

The Adviser confirms that it has provided the Subadviser with at least one valid electronic email address where communications can be sent. The Adviser acknowledges that the Subadviser reserves the right to distribute certain communications via fax, mail or other means to the extent required by applicable law or otherwise deemed advisable. The Adviser may withdraw consent to electronic delivery at any time by giving the Subadviser notice pursuant to this provision.

G. Third-Party Beneficiary. The Fund is an intended third-party beneficiary under this Agreement and is entitled to enforce this Agreement as if it were a party thereto. The parties do not intend for this Agreement to benefit any other person, including, without limitation, a record owner or beneficial owner of shares of the Trust or the Fund.

H. Survival. Sections 2B(ix), 2B(x), 2F, 2I, 2K, 2N, 4, 5, 7 (for a period of 1 year), 8, 15A and 15G shall survive the termination of this Agreement.

PURSUANT TO AN EXEMPTION FROM THE COMMODITY FUTURES TRADING COMMISSION IN CONNECTION WITH ACCOUNTS OF QUALIFIED ELIGIBLE PERSONS, THIS ACCOUNT DOCUMENT IS NOT REQUIRED TO BE, AND HAS NOT BEEN, FILED WITH THE COMMISSION. THE COMMODITY FUTURES TRADING COMMISSION DOES NOT PASS UPON THE MERITS OF PARTICIPATING IN A TRADING PROGRAM OR UPON THE ADEQUACY OR ACCURACY OF COMMODITY TRADING ADVISOR DISCLOSURE. CONSEQUENTLY, THE COMMODITY FUTURES TRADING COMMISSION HAS NOT REVIEWED OR APPROVED THIS TRADING PROGRAM OR THIS ACCOUNT DOCUMENT.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their duly authorized signatories to be effective as of the date and year first above written.

J.P. MORGAN PRIVATE INVESTMENTS INC.

By:	/s/ Mary Savino
Name: Mary Savino
Title: Managing Director

PACIFIC INVESTMENT MANAGEMENT COMPANY LLC

By:	/s/ Robert O. Young
Name: Robert O. Young
Title: Managing Director

Appendix B

In-Kind Securities

Six Circles Ultra Short Duration Fund (Subadviser Account #10487)

Six Circles Tax Aware Ultra Short Duration Fund (Subadviser Account #10488)

[Date]

In the event the Adviser desires to include within the Subadviser Assets certain “in-kind” securities (the “In-Kind Securities”) this Appendix B shall apply. A certified list of the In-Kind Securities to be transferred to the Subadviser Assets will be provided to the Subadviser prior to the transfer and, to the extent possible, Subadviser will be provided the opportunity to determine if it can appropriately accept the in-kind securities into the Fund. The parties will endeavor at the front end to only accept in-kind securities that are in keeping with the Funds’ investment objectives and strategies.

The Adviser acknowledges and agrees that some or all of the In-Kind Securities may have value for the Subadviser Assets and it may be in the Funds’ best interest to retain them, but in order to comply with the investment objectives or strategies of the Subadviser Assets, of such assets may need to be liquidated at such times and in such manner as is deemed appropriate by Subadviser and the proceeds be invested in compliance with the investment objectives of the Subadviser Assets.

The Adviser acknowledges and agrees that Subadviser will use its commercially reasonable efforts to obtain the best execution. The Subadviser will not be liable to the Adviser or the Fund for the prices obtained in connection with any sale of the In-Kind Securities and Adviser acknowledges that such prices may in fact be much lower than the prices at which such In-Kind Securities are presently carried. Subadviser shall maintain a log of all transactions placed through all securities brokerage firms including the name of the firm, a description of each transaction, the date of each transaction and where applicable, the amount of commissions paid.

Subadviser shall invest the proceeds from the sale of the assets, together with any assets remaining unsold, in accordance with the Guidelines. In the event any assets contributed in-kind into the Subadviser Assets are not compliant with the Guidelines for the Subadviser Assets, and cannot be readily sold, the Subadviser will work with the Adviser to assure that the Funds’ can continue to operate in conformity with the 1940 Act.

Nothing herein shall be deemed to preclude the Adviser from hiring a transition manager to assist in affecting any in-kind transfers.